     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1999



                                                      REGISTRATION NO. 333-71965

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        CABLEVISION SYSTEMS CORPORATION

                               CSC HOLDINGS, INC.

                                 CSC CAPITAL I

                                 CSC CAPITAL II

                                CSC CAPITAL III

          (Exact name of each registrant as specified in its charter)

                       DELAWARE                                                11-3415180
                       DELAWARE                                                11-2776686
                       DELAWARE                                             TO BE APPLIED FOR
                       DELAWARE                                             TO BE APPLIED FOR
                       DELAWARE                                             TO BE APPLIED FOR
            (State or other jurisdiction of                                   (IRS employer
            incorporation or organization)                               identification numbers)

                              1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                                 (516) 803-2300
         (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                           --------------------------

                                ROBERT S. LEMLE

            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                                 (516) 803-2300

           (Name, address, including zip code, and telephone number,
         including area code, of agent for service of each registrant)
                           --------------------------

                                WITH COPIES TO:

                 JOHN P. MEAD                                    JONATHAN JEWETT
              SULLIVAN & CROMWELL                              SHEARMAN & STERLING
               125 BROAD STREET                               599 LEXINGTON AVENUE
           NEW YORK, NEW YORK 10004                         NEW YORK, NEW YORK 10022

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED IN THE LIGHT OF MARKET CONDITIONS.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                           --------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 6, 1999


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

PROSPECTUS

                                 $1,500,000,000

                        CABLEVISION SYSTEMS CORPORATION

                               CSC HOLDINGS, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK

                                 CSC CAPITAL I
                                 CSC CAPITAL II
                                CSC CAPITAL III

                PREFERRED SECURITIES, FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                        CABLEVISION SYSTEMS CORPORATION

                                       OR

                               CSC HOLDINGS, INC.


    Cablevision Systems Corporation and CSC Holdings, Inc. may offer and sell debt securities, shares of preferred stock or depositary shares representing fractions of shares of preferred stock. CSC Capital I, CSC Capital II or CSC Capital III may offer and sell preferred securities representing undivided beneficial interests in the assets of such entity. These securities may be offered and sold from time to time for an aggregate offering price of up to $1,500,000,000.


    We will provide the specific terms and the initial public offering prices of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. WE URGE YOU TO READ CAREFULLY THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, WHICH WILL DESCRIBE THE SPECIFIC TERMS OF THE SECURITIES OFFERED, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

    INVESTMENT IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. READ THE SECTION CAPTIONED "RISK FACTORS" BEGINNING ON PAGE 7 TO LEARN ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES.

                             ---------------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


         The date of this prospectus is                         , 1999

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
About This Prospectus.....................................................    2

Where You Can Find More Information.......................................    2

Cablevision...............................................................    5

CSC Holdings..............................................................    5

The Trusts................................................................    5

Risk Factors..............................................................    7

Use of Proceeds...........................................................   15

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends and
  Deficiency of Earnings Available to Cover Fixed Charges and Preferred
  Stock Dividends.........................................................   15

Description of the Securities We May Offer................................   16

We May Offer Debt Securities..............................................   18

We May Offer Preferred Stock, Which May Be Offered in the Form of
  Depositary Shares Representing Fractional Shares of Preferred Stock.....   35

We May Offer Preferred Securities.........................................   46

Description of the Preferred Securities...................................   46

Description of the Junior Subordinated Debt Securities....................   59

Relationship Among Preferred Securities, Junior Subordinated Debt
  Securities, Guarantee and Expense Agreement.............................   70

Accounting Treatment of Preferred Securities..............................   72

U.S. Federal Income Tax Consequences Relating to Preferred Securities.....   72

Plan of Distribution......................................................   77

Validity of the Securities................................................   78

Experts...................................................................   78

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement filed by Cablevision Systems Corporation ("CABLEVISION"), CSC Holdings, Inc. ("CSC HOLDINGS") and CSC Capital I, CSC Capital II and CSC Capital III (the "TRUSTS") with the Securities and Exchange Commission (the "COMMISSION") using the Commission's "shelf" registration rules. Under the shelf registration rules, using this prospectus, together with a prospectus supplement, Cablevision, CSC Holdings and the Trusts may sell from time to time:

    - CSC Holdings' debt securities, which may be either senior or subordinated debt securities;

    - Cablevision's or CSC Holdings' preferred stock, which may be issued in fractional form as depositary shares evidenced by depositary receipts;

    - Cablevision's or CSC Holdings' junior subordinated debt securities;

    - any one of the Trusts' preferred securities, which represent undivided beneficial interests in the assets of the issuing Trust; and

    - Cablevision's or CSC Holdings' guarantees for the benefit from time to time of holders of the preferred securities.


    Any one of the Trusts may also issue common securities, which represent undivided beneficial interests in the assets of the issuing Trust, to Cablevision or CSC Holdings. The issuing Trust will use the proceeds from any sale of preferred securities and common securities to buy junior subordinated debt securities from Cablevision or CSC Holdings with terms that correspond to those of the preferred securities and common securities. If a Trust sells preferred securities and common securities, Cablevision or CSC Holdings, as the case may be, will pay principal and interest on the junior subordinated debt securities to the issuing Trust (subject to the payment of its more senior debt and subject to its right to defer interest payments), which the issuing Trust will distribute as dividends on the preferred securities and common securities. Cablevision or CSC Holdings, as the case may be, will fully and unconditionally guarantee the Trust's obligations on the preferred securities based on the combined effect of certain agreements described in this prospectus and may choose to distribute PRO RATA the junior subordinated debt securities to the holders of the preferred securities and common securities if Cablevision or CSC Holdings, as the case may be, terminates the Trust.


    This prospectus provides you with a general description of the securities. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For simplicity, we will refer to Cablevision and CSC Holdings interchangeably as the "ISSUER" (and collectively as the "ISSUERS") throughout this prospectus to refer to the entity that is issuing the preferred stock (or, in the case of preferred securities, the entity that is purchasing the common securities of the issuing Trust and issuing the relevant junior subordinated debt securities). In the case of debt securities other than junior subordinated debt securities, the term "Issuer" refers to CSC Holdings. We will also refer to "Cablevision" to mean Cablevision and its consolidated subsidiaries and "CSC Holdings" to mean CSC Holdings and its consolidated subsidiaries, in each case, unless the context requires otherwise. The prospectus supplement may also add, update or change information contained in this prospectus. We urge you to read carefully this prospectus, the applicable prospectus supplement and the additional information described below under "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

    Cablevision files proxy statements and both Issuers file reports and other information with the Commission. You may obtain copies of this information by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's offices in New York, New York and Chicago, Illinois, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. You may also read this information at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006 or from the Commission's website: http://www.sec.gov.

    The Commission's rules permit the Issuers to "incorporate by reference" information into this prospectus filed with the Commission. This means the Issuers can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus, and any reports filed with the Commission after the date of this prospectus and before the date the offering of the securities is terminated will automatically be deemed to update and supersede any information contained in this prospectus or incorporated in this prospectus by reference.

    Cablevision hereby incorporates by reference into this prospectus the following documents or information filed with the Commission:


    - Cablevision's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "CABLEVISION FORM 10-K"); and



    - all documents filed by Cablevision pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) after the date of this prospectus and prior to the termination of the offering made hereby.


    CSC Holdings hereby incorporates by reference into this prospectus the following documents or information filed with the Commission:


    - CSC Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "CSC HOLDINGS FORM 10-K"); and



    - all documents filed by CSC Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) after the date of this prospectus and prior to the termination of the offering made hereby.


    Each Issuer will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such information). Requests should be made to Secretary, Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714 or by phone to (516) 803-2300 or at our website: www.cablevision.com.

    We have not included separate financial statements of the Trusts in this prospectus. The Issuers and the Trusts do not consider that such financial statements would be useful to holders of the preferred securities because:

    - the voting securities of the Trusts will be owned, directly or indirectly, by Cablevision or CSC Holdings, each a reporting company under the Exchange Act;

    - each Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding junior subordinated debt securities as trust assets and issuing the preferred securities and the common securities; and

    - the Issuer's obligations described in this prospectus and in the applicable prospectus supplement, through the applicable guarantee, the applicable Declaration of Trust (as defined in "The Trusts"), the junior subordinated debt securities, the junior subordinated indenture and any supplemental indentures thereto, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by the Issuer of the Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred securities.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE OVER-ALLOTMENT, STABILIZING, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".
                            ------------------------

    This prospectus is part of a registration statement filed with the Commission by Cablevision, CSC Holdings and the Trusts. This prospectus does not contain all of the information that is in the registration statement. The full registration statement (including exhibits and schedules) contains additional relevant information about the Issuers and the securities. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus. You can obtain our registration statement from the Commission as indicated above, or from Cablevision or CSC Holdings as described below.

    In this prospectus, we make statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this document or may be "incorporated by reference" to other documents. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar expressions. We caution you that such forward-looking statements are not guarantees of future performance or results. They involve risks and uncertainties that are difficult to predict. Among the factors that may cause our actual results to differ from those expressed or implied in the forward-looking statements are the following:

    - level of growth in the revenues of Cablevision and CSC Holdings;

    - demand, competition, the cost of programming and industry conditions;

    - expenses of Cablevision and CSC Holdings continue to increase or increase at a rate faster than expected;

    - any unconsummated transactions are consummated on the terms and at the times set forth (if at all);

    - competitors entering the Issuer's franchise areas; and

    - risks and uncertainties inherent in the cable television business.

    The information contained herein concerning year 2000 issues ("Y2K") constitutes forward-looking information. The identification and remediation of Y2K issues is a technological effort that has never been undertaken before and estimates of the outcome, time and expense of this endeavor are, for that reason, particularly hard to make with any certainty. As a result, our estimates may prove to be materially inaccurate. More specifically, our forecasts may prove to be wrong for the reasons described under "Risk Factors", as well as for the following reasons, among others:

    - our forecasts are dependent upon the representations of third parties which may be inaccurate or mistaken;

    - the nature of the Y2K issue is such that detection of all issues is difficult and cannot be assured and, as a result, problems may exist that have not been, and are not, identified in a timely manner;

    - because of the lack of experience with problems of this nature and magnitude, it is difficult to estimate remediation costs with accuracy;

    - remediation requires the efforts of third parties whose performance is beyond our control; and

    - because the Y2K issues are so widespread and because the number of third parties who can provide meaningful remediation services is limited, we may have difficulty obtaining the timely assistance of such third parties, particularly as such services are needed closer to January 1, 2000.

                                  CABLEVISION


    Cablevision, one of the largest operators of cable television systems in the United States, owns all of the outstanding common stock of its subsidiary, CSC Holdings. The businesses of CSC Holdings are summarized below. Cablevision also owns all of the equity interests in certain other subsidiaries that operate cable television systems located in New Jersey, on Long Island and in New York's Rockland, Orange and Westchester counties which served approximately 843,000 subscribers as of December 31, 1998. Cablevision also owns equity interests in subsidiaries that own and operate motion picture theaters in the New York City metropolitan area. Cablevision has no significant assets other than the stock of its subsidiaries.


                                  CSC HOLDINGS


    CSC Holdings served approximately 2,569,000 cable television subscribers in six states as of December 31, 1998. Through Rainbow Media Holdings, Inc. ("RAINBOW MEDIA"), a company owned 75% by CSC Holdings and 25% by NBC Cable Holding, Inc., a subsidiary of National Broadcasting Company, Inc., CSC Holdings owns interests in and manages numerous national and regional programming networks, the Madison Square Garden sports and entertainment business ("MSG") and cable television advertising sales companies. CSC Holdings, through Cablevision Lightpath, Inc., a wholly owned subsidiary of CSC Holdings, provides switched telephone service. CSC Holdings also owns Cablevision Electronics Investments, Inc., doing business as The Wiz, an electronics retailer operating 40 retail locations in the New York City metropolitan area. CSC Holdings also owns equity interests in a subsidiary that owns and operates motion picture theaters in the New York City metropolitan area.


                                   THE TRUSTS

    Each Trust is a statutory business trust created under Delaware law under a declaration of trust between CSC Holdings, as depositor (the "DEPOSITOR"), and The Bank of New York (Delaware), as Delaware trustee (the "DELAWARE TRUSTEE"). Certificates of trust have been filed with the Secretary of State of the State of Delaware. The form of each declaration of trust is filed as an exhibit to the registration statement. Each declaration of trust will be amended and restated in its entirety at the time of an offering of preferred stock and filed as an exhibit to a Current Report on Form 8-K under the Exchange Act (as amended, a "DECLARATION OF TRUST"). Each Declaration of Trust will be qualified as an indenture under the Trust Indenture Act and will govern the duties and obligations of the Trust and the Trust Trustees (as defined below).

    In connection with an offering by a Trust, the Trust will issue preferred securities and common securities under the Declaration of Trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the Trust, and the common securities will represent common undivided beneficial interests in the assets of the Trust. The preferred securities and the common securities will have substantially similar terms, except that the holders of preferred securities will be entitled to priority in right of payment over the holders of common securities in certain circumstances involving an event of default under the Declaration of Trust, and the holders of common securities will have broader voting rights.

    At the closing of an offering of preferred securities, the underwriters will purchase the preferred securities and the Issuer (either Cablevision or CSC Holdings) will purchase the common securities from the issuing Trust, and the issuing Trust will use the proceeds from those sales to purchase corresponding junior subordinated debt securities from the Issuer. The aggregate liquidation amount of the common securities acquired by the Issuer will equal 3% of the issuing Trust's total capital at the closing. The Issuer will continue to hold all the common securities after the closing of the offering.

    Also at the closing, the Issuer will execute a guarantee and an expense agreement. Under the guarantee, the Issuer will guarantee payments on the preferred securities, but only to the extent that the Trust has funds legally available to make those payments. The expense agreement will provide for the Issuer to reimburse the Trust for all expenses and liabilities it incurs (other than amounts payable in respect of the preferred securities). The Issuer will also pay the expenses of the offering of the preferred securities, including underwriters' commissions.

    Each Trust exists solely for the following purposes:

    - issuing and selling the preferred securities and the common securities;

    - using the proceeds from the sale of the preferred securities and the common securities to acquire the junior subordinated debt securities; and

    - engaging only in those other activities that are necessary or incidental to the activities described above (such as registering the transfer of the preferred securities and the common securities).

    Each Trust will have no assets other than the junior subordinated debt securities and the right to receive reimbursement under the expense agreement. Each Trust will have no revenue other than payments under the junior subordinated debt securities and the expense agreement.

    Each Trust has a term of approximately 55 years but may terminate earlier as provided in its Declaration of Trust. Each Trust's business and affairs will be conducted by its trustees. These trustees will be The Bank of New York, as property trustee (the "PROPERTY TRUSTEE"), and the Delaware Trustee (collectively, the "TRUST TRUSTEES"). In addition, the Issuer, as the holder of the common securities, will select two individuals who will act as administrators with respect to each Trust (the "ADMINISTRATORS"). The Administrators will initially be employees or officers of Cablevision. The Property Trustee will act as the indenture trustee under the Declaration of Trust for purposes of compliance with the Trust Indenture Act.

    The Bank of New York will also act as the trustee under the guarantee and the indenture relating to the junior subordinated debt securities, which are described in "Description of the Junior Subordinated Debt Securities". The principal executive office of each Trust is 1111 Stewart Avenue, Bethpage, New York 11714, and each Trust's telephone number is (516) 803-2300. The Trusts will not be subject to the reporting requirements of the Exchange Act.

                                  RISK FACTORS

    An investment in the securities involves a number of risks, some or all of which could be substantial and are inherent in our business. We urge you to consider carefully the following information about these risks, together with the other information in this prospectus or in the attached prospectus supplement, before buying any of the securities. "We," "us" and "our" in this section refer to Cablevision and CSC Holdings.

COMPANY-SPECIFIC RISKS

    WE HAVE SUBSTANTIAL INDEBTEDNESS, AND WE ARE HIGHLY LEVERAGED AS A RESULT


    CSC Holdings incurred, and CSC Holdings and Cablevision will continue to incur in the future, substantial amounts of indebtedness to finance operations, expand cable operations and acquire other cable television systems, programming networks, sources of programming and other businesses. CSC Holdings also has incurred, and CSC Holdings and Cablevision will continue to incur, indebtedness in order to offer new services such as high speed Internet access, digital video service and residential telephone service to present and potential customers. In addition, CSC Holdings has borrowed and CSC Holdings and Cablevision will continue to borrow money from time to time to refinance existing indebtedness and redeem mandatorily redeemable preferred stock. At December 31, 1998, Cablevision's consolidated debt (including two series of mandatorily redeemable preferred stock of CSC Holdings) totalled $6.6 billion, and CSC Holdings' consolidated debt (including the same two series of mandatorily redeemable preferred stock) totalled $6.1 billion (all of which is included in Cablevision's $6.6 billion of consolidated debt). We urge you to read carefully our consolidated financial statements contained in the Cablevision Form 10-K and the CSC Holdings Form 10-K, which provide more detailed information about this indebtedness and mandatorily redeemable preferred stock.


    Because of this substantial indebtedness and mandatorily redeemable preferred stock of CSC Holdings, we are highly leveraged, meaning that interest on and required repayments of our borrowings and dividends on and required redemption amounts with respect to our mandatorily redeemable preferred stock are significant in relation to our revenues and cash flow. This leverage exposes us to significant risk in the event of downturns in our businesses, in our industries or in the economy generally, because although our cash flows would decrease in such a scenario, our required payments in respect of indebtedness and preferred stock will not.

    OUR FINANCIAL STATEMENTS REFLECT NET LOSSES AND A STOCKHOLDERS' DEFICIENCY

    Cablevision and CSC Holdings have reported recent net losses applicable to common shareholders as follows:


                                              CSC
                           CABLEVISION     HOLDINGS
                          -------------  -------------

FOR THE YEAR ENDED:
December 31, 1998.......  $448.5 million $401.4 million
December 31, 1997.......  $12.1 million  $12.1 million
December 31, 1996.......  $459.9 million $459.9 million



Net losses are calculated by subtracting, without limitation, from gross revenues (i) operating expenses (including depreciation and amortization), (ii) interest expense, (iii) preferred stock dividends, (iv) other income and expenses and (v) net profit or loss from affiliate operations. The net losses described above primarily reflect our high interest expense and depreciation and amortization charges, which are expected to continue. As a cumulative result of these net losses, at December 31, 1998, Cablevision had a stockholders' deficiency of $2.6 billion, and CSC Holdings had a stockholders' deficiency of $2.8 billion. We urge you to read carefully our consolidated financial statements contained in the Cablevision Form 10-K and the CSC Holdings Form 10-K, which provide more detailed information about these net losses.


    We expect our net losses to continue and to remain substantial for the foreseeable future because:

    - interest expense and depreciation and amortization charges relating to existing indebtedness and completed acquisitions and capital expenditures will remain high for the foreseeable future;

    - we expect that future indebtedness incurred to fund pending and future acquisitions and the development of the new businesses, including, but not limited to, capital expenditures and additional investments in our cable television plant and programming operations, will result in significant additional charges to gross revenues; and

    - we expect expenses and depreciation relating to each new service we offer to be particularly high in relation to the amount of revenues such new service will generate in its first years of operations, resulting in significant net losses each time we begin offering a new service or supporting a new business we acquire.

    WE WILL NEED SIGNIFICANT ADDITIONAL BORROWINGS, AND WE HAVE COMMITTED TO SIGNIFICANT FUTURE CAPITAL EXPENDITURES AND OTHER CAPITAL COMMITMENTS

    Our business is very capital-intensive. Operating, maintaining and upgrading our cable television plant require significant amounts of cash payments to third parties. In addition, we have incurred significant expenses to start up and operate new businesses such as high speed Internet access, digital video service and residential telephone service, and we expect such expenses to continue or grow as we continue to introduce these and possibly other new services (such as personal communications services and direct broadcast satellite ventures) to our cable television customers. We also incur significant start-up costs in funding new cable programming services before they have positive cash flow, typically during their start-up and development. Our acquisition and development of related businesses, such as electronics retailing and movie theaters, also result in significant expenditures. Finally, we pay a significant amount of interest in respect of our outstanding indebtedness, and significant amounts of cash will be required to repay our existing indebtedness and the mandatorily redeemable preferred stock of CSC Holdings. We will not be able to generate sufficient cash internally to finance these projects or to repay this indebtedness and the mandatorily redeemable preferred stock of CSC Holdings. Since we will be unable to generate sufficient cash internally for these purposes, we will be required to either raise additional capital, through debt or equity issuances or both, or we will be required to cancel or scale back current and future spending programs. You should not assume that we will be able to raise any required additional capital, nor should you assume that we will be able to compete effectively if we are unable to pursue our current and future spending programs.

    Many of our more substantial future capital expenditures and commitments are in the form of long-term contracts that require substantial payments over an extended period of time. For example, rights agreements with sports teams pursuant to which we carry games on our programming networks almost always involve multi-year contracts that are difficult and expensive to terminate. Accordingly, if we are forced to cancel or scale back current and future spending programs as described above, our choice of which spending programs we will cancel or scale back may be limited.

    SECURITIES ISSUED BY CABLEVISION AND CSC HOLDINGS AND THEIR OBLIGATIONS UNDER THE GUARANTEE AND THE EXPENSE AGREEMENT WILL BE EFFECTIVELY SUBORDINATED TO ALL EXISTING AND FUTURE INDEBTEDNESS OF THEIR SUBSIDIARIES

    Cablevision and CSC Holdings are each holding companies whose assets consist primarily of investments in subsidiaries. Cablevision's principal subsidiaries are CSC Holdings and various entities that own cable television systems acquired from subsidiaries of Tele-
Communications Inc. ("TCI") in March 1998. CSC Holdings' principal subsidiaries are various entities that own cable television systems, interests in programming networks and Rainbow Media. The ability of Cablevision and CSC Holdings to pay interest on and repay principal of their indebtedness, to make dividend payments and redemptions of their preferred stock and to meet their obligations under the guarantee and the expense agreement are dependent primarily upon the earnings of their subsidiaries and the distribution or other payment of these earnings to Cablevision and CSC Holdings in the form of dividends, loans or advances. CSC Holdings and Cablevision's subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on public indebtedness or preferred stock of Cablevision or CSC Holdings or to make any funds available to Cablevision or CSC Holdings to do so. CSC Holdings' principal bank credit facility (the "CREDIT AGREEMENT") and certain of CSC Holdings' debt instruments contain various financial and operating covenants that restrict the payment of distributions by CSC Holdings to Cablevision. As of December 31, 1998, CSC Holdings had available for distribution to Cablevision $100 million under the Credit Agreement and $860 million under the most restrictive of its debt instruments. Rainbow Media and certain of its subsidiaries are parties to credit agreements that further contain various financial and operating covenants that restrict the payment of dividends or other distributions.


    In addition, creditors of subsidiaries of Cablevision and CSC Holdings would be entitled to a claim on the assets of such subsidiaries prior to any claims of Cablevision or CSC Holdings, as the case may be, as a stockholder. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of these subsidiaries are likely to be paid in full before any distribution is made to Cablevision or CSC Holdings, as the case may be. To the extent that Cablevision or CSC Holdings is a creditor of such subsidiary, the claims of Cablevision or CSC Holdings, as the case may be, would be subordinated to any security interest in the assets of such subsidiary and/or any indebtedness of such subsidiary senior to that held by Cablevision or CSC Holdings, as the case may be.

    A SIGNIFICANT AMOUNT OF OUR BOOK VALUE CONSISTS OF INTANGIBLE ASSETS


    At December 31, 1998, Cablevision reported total assets of $7.1 billion on its consolidated balance sheet, of which $3.2 billion were intangible assets. At that date, CSC Holdings reported $5.9 billion of consolidated total assets, of which $2.5 billion were intangible. Intangible assets include assets such as franchises from city and county governments to operate cable television systems, affiliation agreements, an amount representing the cost of certain acquired assets in excess of their fair value and certain deferred costs associated with past financings, acquisitions and other transactions. You should not assume that any cash would be received from the voluntary or involuntary sale of these intangible assets. We urge you to read carefully our consolidated financial statements contained in the Cablevision Form 10-K, which provide more detailed information about these intangible assets.


    WE MAY NOT BE ABLE TO COMPLETE OUR PENDING TRANSACTIONS


    We have announced and may continue to announce a number of transactions, some of which are or may be significant to our business. Because of the conditions required to be fulfilled before we can complete these transactions, you should not assume that any of our announced transactions will be completed on the schedule we announce, or that any of them will be completed at all. Our pending transactions are generally disclosed in our Form 10-Ks. We urge you to read carefully the description of pending transactions contained therein, particularly the conditions required to be fulfilled in order to complete each such transaction.


    WE MAY SEPARATE RAINBOW MEDIA FROM CSC HOLDINGS

    Under our existing debt instruments, we are permitted under certain circumstances to restructure our holdings so that Rainbow Media would become a separate subsidiary of Cablevision and would no longer be a subsidiary of CSC Holdings, as it presently is, and the cable television assets held by Cablevision other than through CSC Holdings would be transferred to CSC Holdings. If we engage in such a restructuring, Rainbow Media's cash flow and assets would no longer be available to support payments due with respect to CSC Holdings' securities. Similarly, following a spin-off of Rainbow Media by CSC Holdings to Cablevision, Cablevision might decide to spin off Rainbow Media to its shareholders, in which event Rainbow Media's cash flow and assets would not be available to support payments due with respect to Cablevision securities. Therefore, you should not assume that Rainbow Media's cash flow and assets will be available to support any Cablevision securities or CSC Holdings' securities in the future.

    WE ARE CONTROLLED BY THE DOLAN FAMILY

    Cablevision has two classes of Common Stock:

    - Class B Common Stock, which is generally entitled to ten votes per share and is entitled collectively to elect 75% of the Cablevision board of directors, and

    - Class A Common Stock, which is entitled to one vote per share and is entitled collectively to elect the remaining 25% of the Cablevision board of directors.


As of December 31, 1998, Charles F. Dolan, Chairman of the Board of Directors of Cablevision, beneficially owned over 0.9% of the Class A Common Stock and 53.6% of the Class B Common Stock and 43.2% of the total voting power of both classes of stock (in each case taking into account shares held in trusts and as to which Mr. Dolan disclaims beneficial ownership).


    As a result of this stock ownership, Dolan family members have the power to elect all the directors of Cablevision subject to election by holders of the Class B Common Stock. Dolan family members may control stockholder decisions on matters in which holders of the Common Stock vote together as a class. These matters include the amendment of certain provisions of Cablevision's certificate of incorporation and the approval of fundamental corporate transactions, including mergers. In addition, because the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Class B Common Stock, voting separately as a class, is required to approve (i) the authorization or issuance of any additional shares of Class B Common Stock and
(ii) any amendment, alteration or repeal of any of the provisions of the Cablevision Certificate of Incorporation that adversely affects the powers, preferences or rights of the Class B Common Stock, Dolan family members also have the power to prevent such issuance or amendment. The voting rights of the Class B Common Stock beneficially owned by the Dolan family members will not be modified as a result of any transfer of legal or beneficial ownership thereof.

    The Dolan family will therefore be able to prevent or cause a change of control of Cablevision. We urge you to read carefully the more detailed description of the Dolan family's interests in Cablevision's Common Stock in Cablevision's proxy statement, which we have incorporated herein by reference.

    SIGNIFICANT RESTRICTIVE COVENANTS IN OUR FINANCING AGREEMENTS LIMIT OUR FLEXIBILITY

    The Credit Agreement and certain debt instruments of CSC Holdings and its subsidiaries contain various financial and operating covenants which, among other things, require the maintenance of certain financial ratios and restrict the relevant borrower's ability to incur debt from other sources and to use funds for various purposes, including investments in certain subsidiaries. Violation of these covenants could result in a default which would permit the parties who have lent money under the Credit Agreement and such other debt instruments to:

    - restrict our ability to borrow undrawn funds under the Credit Agreement;
      and

    - require the immediate repayment of the borrowings under the Credit Agreement and such other debt instruments.

    REGULATORY RISKS ARE INHERENT AND SUBSTANTIAL IN OUR BUSINESSES

    GENERAL. The Federal Communications Commission (the "FCC") and state and local governments extensively regulate the rates we may charge our customers for video services. They also regulate us in other ways that affect the daily conduct of our video delivery and video programming business, as well as our telephone business and possibly in the future, our high speed Internet access business. Any action by the FCC, the states of New York, New Jersey, Connecticut, Massachusetts or Ohio or concerted action by local regulators (the likelihood or extent of which cannot be predicted) could have a material financial effect on us. For example, in 1992 Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 CABLE ACT"), which represented a significant change in the regulatory framework under which cable television systems operate. In 1993 and 1994, the FCC ordered reductions in cable television rates based on the 1992 Cable Act. In 1995, a Federal appeals court upheld the material aspects of the FCC's rate regulation scheme. Congress subsequently enacted the Telecommunications Act of 1996, which relaxes the regulation of higher tier cable television rates. The most significant rate regulation relaxation affecting us will occur after March 31, 1999. The regulation by local governments of basic cable rates will continue in most communities in which we operate after March 31, 1999.


    OUR CURRENT FRANCHISES ARE GENERALLY NON-EXCLUSIVE, AND OUR FRANCHISORS NEED NOT RENEW OUR FRANCHISES. Our cable television systems are operated primarily under non-exclusive franchise agreements with local government franchising authorities, in some cases with the approval of state cable television authorities. Consequently, our business is dependent on our ability to obtain and renew our franchises. Although we have never lost a franchise as a result of a failure to obtain a renewal, our franchises are subject to non-renewal or termination under certain circumstances. In certain cases, franchises have not been renewed at expiration, and we operate under either temporary operating agreements or without a license while negotiating renewal terms with the franchising authorities.

    WE ARE EXPOSED TO A SIGNIFICANT AND CREDIBLE RISK OF COMPETITION


    GENERAL. Cable operators compete with a variety of television programming distribution systems, including broadcast television stations, direct broadcasting satellite systems, multichannel multipoint distribution services, satellite master antenna systems and private home dish earth stations. For example, three direct broadcasting satellite systems are now operational in the United States. Companies with substantial resources such as Hughes Electronics Corp. have invested in some of these systems. The 1992 Cable Act prohibits a cable programmer that is owned by or affiliated with a cable operator (such as Rainbow Media) from (i) unreasonably discriminating among or between cable operators and other multichannel video distribution systems with respect to the price, terms and conditions of sale or distribution of the programmer's service and (ii) unreasonably refusing to sell service to any multichannel video programming distributor. Cable systems also compete with the entities that make videotaped movies and programs available for home rental. The Telecommunications Act of 1996 gives telephone companies and other video providers the option of providing video programming to subscribers through "OPEN VIDEO SYSTEMS", a wired video delivery system similar to a cable television system that may not require a local cable franchise. RCN, an open video system operator that teams with electric utilities, is currently operating systems in Boston and parts of New York City that compete with us. Additional video competition to cable systems is possible from new wireless local multipoint distribution services authorized by the FCC, for which spectrum was recently auctioned by the FCC.



    COMPETITION FROM TELEPHONE COMPANIES. The Cable Communications Policy Act of 1984 (the "1984 CABLE ACT") barred co-ownership of telephone companies and cable television systems operating in the same service areas. The Telecommunications Act of 1996 repealed this restriction and permits a telephone company to provide video programming directly to subscribers in its telephone service territory, subject to certain regulatory requirements, but generally prohibits a telephone company from acquiring an in-region cable operator, except in certain small markets under certain circumstances. Telephone companies (Ameritech Corp. in Ohio and Southern New England Telephone Co. in Connecticut) have obtained or applied for local franchises to construct and operate cable television systems in several communities in which we currently hold cable franchises, and in certain locations have commenced offering service in competition with us.


    OUR SYSTEMS AND THE SYSTEMS OF THIRD PARTIES MAY NOT ACHIEVE YEAR 2000 READINESS


    Y2K refers to the inability of certain computerized systems and technologies to recognize and/or correctly process dates beyond December 31, 1999. As a result of these issues, the potential exists for computer system failure or miscalculations by computer programs, which could cause disruption of our operations. Our plan to identify and address Y2K issues is described in our Form 10-Ks for the year ended December 31, 1998.


    Many of the information technology ("IT") and non-IT systems that are necessary for the continued operation of our businesses are dependent upon components that may not be Y2K compliant. While our Y2K compliance program is designed to identify and remediate these systems in order to avoid interruption of our operations, there can be no assurance that we will be able to identify all noncompliant systems or successfully remediate all those that are identified. Failure of IT or non-IT systems that are necessary for the operation of our businesses, including, without limitation, our billing systems, addressable controller and converter systems, purchasing, finance and inventory systems, marketing databases and point of sale systems, could have a material adverse effect on us.

    We are dependent upon third-party products and services, such as utility services and programming uplinks, for the operation of our businesses. While, as part of the Inventory and Assessment phase of our Y2K program, we have contacted third-party product and service providers to ascertain whether Y2K compliance issues may exist, we have in many cases not received assurances from such suppliers. Moreover, in most cases we do not have the ability to verify any assurances we do receive from third-party suppliers. If critical IT or non-IT systems used by such third-party suppliers fail as a result of a Y2K compliance issue, and as a result of such failure the ability of such supplier to continue to provide such product or service to us is interrupted, our ability to continue to provide services to our customers may be interrupted. Such an interruption could have a material adverse effect on us. We intend to implement contingency plans to address those risks, although no such plans have yet been identified, and there can be no assurance that any such plan would resolve such problems in a satisfactory manner. In addition to the risks associated with failure of IT Systems due to Y2K problems, the failure of non-IT systems would pose significant risks to us. For example, we and our subsidiaries operate facilities for both employees and the public. Failure of the non-IT systems at such facilities could result in health and safety risks that could lead to the closure or unavailability of such facilities. This could result in lost revenues to us and the risk of actions against us if the businesses of others are disrupted. Also, the failure of such non-IT systems could result in injury to individuals which could expose us to actions by or on behalf of such individuals.

RISKS RELATING TO THE PREFERRED SECURITIES

    Because a Trust will rely on the payments it receives on the junior subordinated debt securities to fund all payments on preferred securities, and because a Trust may distribute the junior subordinated debt securities in exchange for the preferred securities upon liquidation, if you purchase preferred securities you are making an investment decision with regard to the junior subordinated debt securities as well as the preferred securities. You should carefully review the information in this prospectus about both of these securities.

    OUR OBLIGATIONS TO YOU WILL BE DEEPLY SUBORDINATED

    Our obligations under the junior subordinated debt securities will be unsecured and will be subordinated in right of payment to all Senior Debt. "SENIOR DEBT" will include substantially all current and future indebtedness of the Issuer, other than trade accounts payable and accrued liabilities arising in the ordinary course, and therefore will include most of the Issuer's other subordinated debt. There will be no limit on our ability to incur Senior Debt, and we expect to incur substantial additional amounts of Senior Debt in the future. The subordination provisions that apply to the junior subordinated debt securities are described in "Description of the Junior Subordinated Debt Securities-- Subordination".

    The guarantee and the expense agreement will be subordinated in right of payment to all liabilities of the Issuer, including liabilities to trade creditors (but excluding any similar guarantees and expense agreements), and will rank PARI PASSU with the most senior class of any preferred stock that the Issuer may issue.

    DISTRIBUTION PAYMENTS ON THE PREFERRED SECURITIES COULD BE DEFERRED FOR SUBSTANTIAL PERIODS, BUT HOLDERS WOULD CONTINUE TO RECOGNIZE INCOME FOR TAX PURPOSES

    If no Event of Default is continuing under the indenture relating to the junior subordinated debt securities, we will have the right to begin an Extension Period during which we will defer payments of interest on the junior subordinated debt securities and the Trust will defer payments of distributions on the preferred securities. Each Extension Period may last for up to 20 consecutive quarters (but not beyond the Stated Maturity). There is no particular limit on the number of Extension Periods that we may begin, so long as no Event of Default is continuing under the indenture relating to the junior subordinated debt securities.

    During any Extension Period, a holder of preferred securities will be required to recognize income (in the form of original issue discount ("OID") on a constant yield method) in respect of its PRO RATA share of the junior subordinated debt securities held by the Trust for U.S. federal income tax purposes. As a result, a holder of preferred securities will be required to include that income in gross income for U.S. federal income tax purposes before it actually receives any cash attributable to that income and will not receive the cash related to such income from the Issuer if the holder disposes of the preferred securities prior to the record date for the payment of the accrued and unpaid dividends.

    WE MAY REDEEM THE JUNIOR SUBORDINATED DEBT SECURITIES IF CERTAIN TAX OR REGULATORY EVENTS OCCUR

    If a Tax Event (as defined in the section captioned "Description of the Junior Subordinated Debt Securities--Optional Redemption--Definition of Tax Event") or an Investment Company Act Event (as defined in the section captioned "Description of the Junior Subordinated Debt Securities--Optional Redemption--Definition of Investment Company Act Event") occurs, we have the right to redeem the junior subordinated debt securities in whole (but not in part) within 90 days. If the junior subordinated debt securities are redeemed, the preferred securities will also be redeemed. Thus, it is possible that the preferred securities will be redeemed before their earliest stated redemption date.

    We are aware that in the past the Clinton Administration proposed legislation that, if enacted, would have resulted in a Tax Event had the preferred securities been outstanding at that time. Although legislation of that kind is not currently pending, you should not assume that similar legislation will not ultimately be enacted into law. See "U.S. Federal Income Tax Consequences Relating to Preferred Securities-- Possible Tax Law Changes".

    THE TRUST MAY DISTRIBUTE THE JUNIOR SUBORDINATED DEBT SECURITIES IN EXCHANGE FOR THE PREFERRED SECURITIES, WHICH COULD BE A TAXABLE EVENT IN CERTAIN CIRCUMSTANCES

    The Issuer, as the holder of the outstanding common securities of the Trust, will have the right at any time, in its sole discretion, to cause the Trust to dissolve. In that event, after satisfying all liabilities to its creditors as required by applicable law, the Trust would distribute the junior subordinated debt securities to the holders of the preferred securities in exchange for those securities upon liquidation of the Trust.


    Under current U.S. federal income tax law and interpretations, and assuming, as expected, that the Trust will not be classified as an association taxable as a corporation, holders of the preferred securities would not have a taxable event if the junior subordinated debt securities were distributed upon liquidation of the Trust. However, if a Tax Event were to occur and the Trust became subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debt securities, both the Trust and the holders of the preferred securities could be taxed on that distribution. See "U.S. Federal Income Tax Consequences Relating to Preferred Securities--Distribution of Junior Subordinated Debt Securities to Holders of Preferred Securities Upon Liquidation of the Trust".


    WE MAY EXTEND THE STATED MATURITY OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    As long as the Issuer has outstanding long-term senior unsecured debt that is rated investment grade, the Issuer will have the right to extend the stated maturity of the junior subordinated debt securities--and therefore the mandatory redemption date for the preferred securities. Consequently, holders of preferred securities could have to wait until such extended maturity date before they are entitled to have their preferred securities redeemed.

    OUR DEFERRAL AND EXTENSION RIGHTS AND THE TAX TREATMENT OF THE PREFERRED SECURITIES COULD ADVERSELY AFFECT MARKET PRICES FOR THE PREFERRED SECURITIES

    Because we have the right to defer interest payments and extend or shorten the stated maturity on the junior subordinated debt securities, the market price of the preferred securities may be more volatile than the market prices of similar securities that are not subject to these rights. Moreover, any exercise of these rights could cause the market price of the preferred securities to decline. Accordingly, the preferred securities that you may purchase or the junior subordinated debt securities that a holder of preferred securities may receive on liquidation of the Trust may trade at a discount to the price that you paid to purchase the preferred securities. Furthermore, a holder that disposes of any preferred securities or junior subordinated debt securities during an Extension Period, when trading prices are likely to be adversely affected by deferral, is not likely to receive the same return on its investment as a holder that holds its preferred securities until the period ends.


    A holder of preferred securities that disposes of its preferred securities before the record date for the payment of distributions will not receive payment of a distribution for the period prior to the disposition. Nevertheless, that holder will be required to include accrued but unpaid interest on the junior subordinated debt securities through the date of disposition as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to its tax basis in the preferred securities. The holder will recognize a capital loss to the extent the selling price is less than its adjusted tax basis. Subject to certain limited exceptions, a holder of preferred securities cannot offset ordinary income against capital losses for U.S. federal income tax purposes. See "U.S. Federal Income Tax Consequences Relating to Preferred Securities-- Sale or Redemption of Preferred Securities".


    HOLDERS OF PREFERRED SECURITIES WILL HAVE LIMITED VOTING RIGHTS


    In general, holders of preferred securities will have limited voting rights relating principally to the modification of the Declaration of Trust (which provides the terms and conditions of the preferred securities) and the exercise of the Trust's rights as the holder of the junior subordinated debt securities. Holders of preferred securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events. The Issuer, with the Property Trustee or the Indenture Trustee, as applicable, may amend the Declaration of Trust and the indenture without the consent of the holders of preferred securities to ensure that (i) the Trust will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation, (ii) the junior subordinated debt securities will be treated as indebtedness of the Issuer and
(iii) the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").


    THERE HAS BEEN NO PRIOR MARKET FOR THE SECURITIES

    There is presently no trading market for the securities that may be offered hereby. Although the Trust may choose to apply to list the preferred securities on the American Stock Exchange or another exchange or interdealer quotation system, a listing does not guarantee that a trading market for the preferred securities will develop or, if a trading market for the preferred securities does develop, the depth of that market.

                                USE OF PROCEEDS

    Except as may otherwise be set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and used for general corporate purposes, including the repayment of indebtedness. Each Trust will use all proceeds received from the sale of its preferred securities and common securities to purchase junior subordinated debt securities of the Issuer.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND DEFICIENCY
   OF EARNINGS AVAILABLE TO COVER FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    Set forth below is information concerning Cablevision's and CSC Holdings' ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends and deficiency of earnings available to cover fixed charges and deficiency of earnings available to cover fixed charges and preferred stock dividends. These ratios show the extent to which our businesses generate enough earnings after the payment of all expenses other than interest and preferred stock dividends to make required interest and dividend payments on our debt and preferred stock. For this purpose, "earnings" represents:

    - the sum of pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity securities, fixed charges, amortization of capital interest, distributed income of equity investees and the share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges, less

    - the sum of interest capitalized, preference security dividend requirements of consolidated subsidiaries and the minority interest in pretax income of subsidiaries that have not incurred fixed charges.

"Fixed charges" represents the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries. "Preferred stock dividends" represents the amount of pretax earnings required to pay the dividends on outstanding preference securities.

CABLEVISION


                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1998       1997       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Deficiency of earnings available to cover fixed charges....  $(448,504) $ (12,104) $(459,859) $(337,707) $(321,536)


CSC HOLDINGS


                                                                            YEAR ENDED DECEMBER 31,
                                                             -----------------------------------------------------
                                                               1998       1997       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Ratio of earnings to fixed charges.........................     --      $    1.36     --         --         --
Deficiency of earnings available to cover fixed charges....  $(239,533)    --      $(332,079) $(317,458) $(315,151)
Deficiency of earnings available to cover fixed charges and
  preferred stock dividends................................  $(401,405) $ (12,104) $(459,859) $(337,707) $(321,536)

                   DESCRIPTION OF THE SECURITIES WE MAY OFFER

OVERVIEW

    This prospectus describes the securities we may offer from time to time. The remainder of this section provides some background information about the manner in which the securities may be held, then describes the terms of the four basic categories of securities:

    - CSC Holdings' debt securities, which may be senior or subordinated;

    - Cablevision's or CSC Holdings' preferred stock, which may be issued in the form of depositary shares representing fractions of shares of preferred stock;

    - Cablevision's or CSC Holdings' junior subordinated debt securities; and

    - any of the Trusts' preferred securities.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered.

     IN THIS SECTION, "ISSUER" MEANS THE ISSUER OF THE PARTICULAR SECURITIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED (OR, IN THE CASE OF THE PREFERRED SECURITIES, THE ENTITY THAT IS PURCHASING THE COMMON SECURITIES OF THE ISSUING TRUST).

LEGAL OWNERSHIP

    "STREET NAME" AND OTHER INDIRECT HOLDERS

    In general, we would not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. This is called holding in "street name". Instead, we will recognize only the bank or broker or the financial institution that the bank or broker uses to hold its securities and in whose name the securities are registered. These intermediary banks, brokers and other financial institutions pass along distributions, dividends, principal, interest and other payments on the securities, pursuant to their customer agreements or legal requirement. If you hold securities in "street name", you should ask your institution:

    - How does it handle securities payments and notices?

    - Does it impose fees or charges?

    - How would it handle voting if ever required?

    - Whether and how can you instruct it to send you securities registered in your own name so you can be a registered holder as described below?

    - How would it pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests?

    REGISTERED HOLDERS

    We, and any third parties employed by us or acting on your behalf (such as trustees, depositaries and transfer agents), are obligated only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in "street name" or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of Global Securities as described below. For example, once we make a payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment to you as a "street name" customer but does not do so.

    BOOK-ENTRY SECURITIES

    WHAT IS A GLOBAL SECURITY? A Global Security is a special type of indirectly held security, as described above under "-- 'Street Name' and Other Indirect Holders". If we issue securities in the form of Global Securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the Global Security be registered in the name of a financial institution selected by us and by requiring that the securities included in the Global Security not be transferred to the name of any other direct holder unless special circumstances occur as described below. The financial institution that acts as the sole direct holder of the Global Security is called the "DEPOSITARY". Any person wishing to own a security issued in the form of a Global Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary (a "PARTICIPANT"). The prospectus supplement will indicate whether your series of securities will be issued only in the form of Global Securities.

    SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, your rights relating to a Global Security will be governed by the account rules of your financial institution and the Depositary, as well as general laws relating to securities transfers. We would not recognize you as a registered holder of securities and would deal only with the Depositary that holds the Global Security.

    You should be aware that if securities are issued only in the form of Global
Securities:

    - You cannot get securities registered in your own name.

    - You cannot receive physical certificates for your interest in the securities.

    - You will be a "street name" holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities. See "-- 'Street Name' and Other Indirect Holders".

    - You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to hold their securities in the form of physical certificates.

    - The Depositary's policies will govern payments, transfers, exchanges and other matters relating to your interest in the Global Security. Neither we nor anyone other than the Depositary have any responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We also do not supervise the Depositary in any way.


    SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations, the Global Security will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in "street name" will be up to you. You must consult your bank or broker to find out how to have your interests in securities transferred to your name, so that you will be the registered holder. The rights of "street name" investors and registered holders in the securities have been previously described in the subsections entitled "-- 'Street Name' and Other Indirect Holders" and "--Registered Holders".


    The special situations for termination of a Global Security are:

    - when the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary;

    - when we elect to terminate the Global Security; or


    - when an Event of Default on the securities has occurred and has not been cured. See "We May Offer Debt Securities--Default and Related Matters" and "Description of the Junior Subordinated Debt Securities-- Events of Default".


The prospectus supplement may also list additional situations for terminating a Global Security that would apply to the particular series of securities covered by the prospectus supplement. When a Global Security terminates, only the Depositary is responsible for selecting the institutions that will be the initial registered holders.

                          WE MAY OFFER DEBT SECURITIES

    There is no limit to the number of different series of debt securities that CSC Holdings may issue under the Indentures described below. This section summarizes terms of the debt securities that are common to all series. Most of the financial and other terms of your series, including, but not limited to, maturity, interest, redemption, amortization, sinking fund or retirement, are described in the prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here, in which case you should rely on the terms in the prospectus supplement. The prospectus supplement may also describe special U.S. federal income tax consequences of the debt securities.

    As required by U.S. federal law, debt securities are governed by a document called an "INDENTURE". The Indenture is a contract between CSC Holdings and an entity (in our case, The Bank of New York) which acts as Trustee. The Trustee has two main roles. First, the Trustee can enforce your rights, including rights you have against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf, described later under "--Default and Related Matters--Events of Default-- Remedies if an Event of Default Occurs". Second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.


    Because CSC Holdings may issue both senior debt securities and subordinated debt securities, our references to the "Indenture" are to each of CSC Holdings' senior debt indenture, which is separately referred to as the "SENIOR INDENTURE", and CSC Holdings' senior subordinated debt indenture, which is separately referred to as the "SENIOR SUBORDINATED INDENTURE", unless the context requires otherwise. We refer to these indentures collectively as the "INDENTURES". Either Cablevision or CSC Holdings may also issue junior subordinated debt securities under a junior subordinated debt indenture, which is separately referred to as the "Junior Subordinated Indenture". See the section "Description of the Junior Subordinated Debt Securities".


    The Indentures and their associated documents contain the full legal text of the matters described in this section. The Indentures and the debt securities are governed by New York law. Copies of the Indentures have been filed with the Commission as part of our registration statement. See "Where You Can Find More Information" to determine how to obtain a copy.

    Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indentures, including definitions of certain terms used in the Indentures. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the Indentures. We describe the meaning of only the more important terms. Whenever we refer to defined terms of the Indentures in this prospectus or in the prospectus supplement, such defined terms are incorporated by reference to this prospectus or to the prospectus supplement. This summary is also subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

OVERVIEW OF REMAINDER OF THIS DESCRIPTION OF THE DEBT SECURITIES

    The remainder of this description of the debt securities summarizes:

    - ADDITIONAL MECHANICS relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

    - your rights under several SPECIAL SITUATIONS, such as if we merge with another company or if we want to change a term of the debt securities;

    - promises we make to you about how we will run our business, or business actions we promise not to take (known as "RESTRICTIVE COVENANTS"); and

    - your rights if we DEFAULT or experience other financial difficulties.

ADDITIONAL MECHANICS

    FORM, EXCHANGE AND TRANSFER

    The debt securities will be issued:

    - only in fully registered form;

    - without interest coupons; and

    - in denominations that are even multiples of $1,000.

    You may have your debt securities divided into debt securities of smaller denominations or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

    You may exchange or transfer debt securities at the office of the Trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 7E, New York, New York 10286, Attn: Reorganization Section. The Trustee maintains the list of registered holders and acts as our agent for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our agent or act as our own agent.

    You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership.

    If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

    If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption and ending on the day of that mailing in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

    PAYMENT AND PAYING AGENTS

    We will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the "REGULAR RECORD DATE" and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to PRO RATE interest fairly between buyer and seller. This PRO RATED interest amount is called "ACCRUED INTEREST".

    We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee in New York City. That office is currently located at The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York 10286, Attn: Corporate Trust Administration. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

     "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

    We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee's corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the the paying agents for any particular series of debt securities.

    BOOK-ENTRY SECURITIES

    The debt securities may be issued in whole or in part in the form of one or more Global Securities. See "Description of the Securities We May Offer" for additional information about your limited rights as the beneficial owner of a Global Security.

    NOTICES

    We and the Trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders.

    Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the Trustee, any other paying agent or anyone else.

SPECIAL SITUATIONS

    MERGERS AND SIMILAR EVENTS

    CSC Holdings is generally permitted to consolidate or merge with another company. CSC Holdings is also permitted to sell, lease or otherwise transfer substantially all of its assets to another company. However, CSC Holdings may not take any of these actions unless all the following conditions are met:

    - If CSC Holdings merges out of existence or transfers its assets, the entity into which it merges or sells its assets must be a corporation organized under the laws of the United States, any state thereof or the District of Columbia and it must agree to be legally responsible for the debt securities.

    - Immediately before and after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an Event of Default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded.


    - It is possible that the merger, sale of assets or other transaction would cause some of CSC Holdings' property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over CSC Holdings' general creditors if CSC Holdings fails to repay them. For holders of senior debt securities, CSC Holdings has promised to limit these preferential rights on our property, called "LIENS", as discussed later under "--Restrictive Covenants and Certain Releases from Them--Covenants--Covenants Applicable to Senior Debt Securities--Limitation on Liens". If a merger or other transaction would create any Liens on our property, CSC Holdings must comply with that restrictive covenant. CSC Holdings would do this either by deciding that the Liens were permitted or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking Lien on the same property to you and the other direct holders of the senior debt securities.


    MODIFICATION AND WAIVER

    There are three types of changes CSC Holdings can make to the Indentures and the debt securities.

    CHANGES REQUIRING YOUR APPROVAL. The following are changes that cannot be made to your debt securities without your approval:

    - changing the stated maturity of the principal or premium or payment date of interest on a debt security;

    - reducing any amounts due on a debt security;

    - changing the currency of payment on a debt security;

    - impairing your rights to sue for payment or to convert or exchange a security;

    - in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to you;

    - reducing the percentage of the principal amount of debt securities whose holders' consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

    - reducing the requirements for quorum or voting with respect to the debt securities; and

    - modifying any other aspect of the provisions of the Indenture dealing with modification and waiver except to increase the voting requirements.

    CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the Indenture and the debt securities requires a vote in favor by holders of debt securities owning a majority of the principal amount of the outstanding securities of the particular series affected. The same vote is required for CSC Holdings to obtain a waiver of all or part of the restrictive covenants described later, or a waiver of a past default. However, CSC Holdings cannot obtain a waiver of a payment default or of any default in respect of a covenant or provision of the Indenture or the debt securities described previously under "--Changes Requiring Your Approval" unless you consent to the waiver.

    CHANGES NOT REQUIRING APPROVAL. Curing ambiguities, defects or inconsistencies (as long as these changes do not materially adversely affect the interests of the holders of the debt securities) and qualifying, or maintaining the qualification of, the Indentures under the Trust Indenture Act do not require any vote by holders of debt securities.

    FURTHER DETAILS CONCERNING VOTING. CSC Holdings will use the following rules to decide how much principal amount to attribute to a debt security for purposes of voting:

    - for OID debt securities, the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

    - for debt securities whose principal amount is not known (for example, because it is based on an index), a special rule for that debt security described in the prospectus supplement; and

    - for debt securities denominated in one or more foreign currencies or currency units, the U.S. dollar equivalent, determined as of the date the security was originally issued.


    If CSC Holdings has deposited or set aside in trust for you money for the redemption of certain debt securities and satisfactory notice of redemption has been sent to you, those securities will not be considered outstanding, and therefore not eligible to vote. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "--Restrictive Covenants and Certain Releases from Them--Defeasance-- Full Defeasance".


    CSC Holdings can generally set any day as a record date for determining the holders of outstanding debt securities that are entitled to vote or take other action under the Indenture. If CSC Holdings sets a record date for a vote or other action by holders of a particular series, that vote or action may be taken only by persons who are registered as holders of outstanding debt securities of that series on the record date.

     "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

RESTRICTIVE COVENANTS AND CERTAIN RELEASES FROM THEM

    COVENANTS

    COVENANTS APPLICABLE TO SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES. Unless otherwise specified in the applicable prospectus supplement, the following covenants contained in the Indentures will be applicable with respect to any series of debt securities (other than junior subordinated debt securities, which are addressed in the section "Description of the Junior Subordinated Debt Securities"):

    LIMITATION ON INDEBTEDNESS. The Indentures provide that CSC Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for, contingently or otherwise, or become responsible for the payment of, contingently or otherwise, any Indebtedness (other than Indebtedness between or among any of the Issuer and its Restricted Subsidiaries) unless, after giving effect thereto, the Cash Flow Ratio shall be less than or equal to 9 to 1.

    LIMITATION ON RESTRICTED PAYMENTS. The Indentures provide that, so long as any of the debt securities of such series remain outstanding, CSC Holdings will not, and will not permit any Restricted Subsidiary to, make any Restricted Payment if (a) at the time of such proposed Restricted Payment, a Default or Event of Default has occurred and is continuing or will occur as a consequence of such Restricted Payment or (b) immediately after giving effect to such Restricted Payment, the aggregate of all

Restricted Payments that have been made on or after July 1, 1988 would exceed the sum of:

    - $25,000,000, plus

    - an amount equal to the difference between (A) the Cumulative Cash Flow Credit and (B) 1.2 multiplied by Cumulative Interest Expense.

    For purposes of the "Limitation on Restricted Payments" covenant, the amount of any Restricted Payment, if other than cash, shall be based upon fair market value as determined by the Board of Directors of CSC Holdings, whose good faith determination shall be conclusive.

    The provisions above do not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the above provisions; and (ii) the retirement, redemption, purchase, defeasance or other acquisition of any shares of CSC Holdings' capital stock or warrants, rights or options to acquire capital stock of CSC Holdings, in exchange for, or out of the proceeds of a sale (within one year before or 180 days after such retirement, redemption, purchase, defeasance or other acquisition) of, other shares of CSC Holdings' capital stock or warrants, rights or options to acquire capital stock of CSC Holdings. For purposes of determining the aggregate permissible amount of Restricted Payments in accordance with clause (b) of the first paragraph of this covenant, all amounts expended pursuant to clause (i) of this paragraph shall be included and all amounts expended or received pursuant to clause (ii) of this paragraph shall be excluded; PROVIDED, HOWEVER, that amounts paid pursuant to clause (i) of this paragraph shall be included only to the extent that such amounts were not previously included in calculating Restricted Payments.

    For the purposes of the provisions above, the net proceeds from the issuance of shares of CSC Holdings' capital stock upon conversion of Indebtedness will be deemed to be an amount equal to the accumulated value of such Indebtedness on the date of such conversion and the additional consideration, if any, CSC Holdings receives upon such conversion, minus any cash payment on account of fractional shares (such consideration, if in property other than cash, to be determined by CSC Holdings' Board of Directors, whose good faith determination shall be conclusive). If CSC Holdings makes a Restricted Payment which, at the time of the making of such Restricted Payment, would be in CSC Holdings' good faith determination permitted under the requirements of this covenant, such Restricted Payment will be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments made in good faith to CSC Holdings' financial statements affecting Cumulative Cash Flow Credit or Cumulative Interest Expense for any period.

    LIMITATION ON INVESTMENTS IN UNRESTRICTED SUBSIDIARIES AND AFFILIATES. The Indentures provide that CSC Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Investment or allow any Restricted Subsidiary to become an Unrestricted Subsidiary, in each case unless (a) no Default or Event of Default has occurred and is continuing or will occur as a consequence of such Investment or such redesignation of a Restricted Subsidiary, and (b) after giving effect thereto, the Cash Flow Ratio shall be less than or equal to 9 to 1.

    The preceding provisions of this covenant will not prohibit any renewal or reclassification of any Investment existing on the date hereof or trade credit extended on usual and customary terms in the ordinary course of business.

    TRANSACTIONS WITH AFFILIATES. The Indentures provide that CSC Holdings will not and will not permit any of its subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate of CSC Holdings that is not a subsidiary of CSC Holdings, having a value, or for consideration having a value, in excess of $10,000,000 (individually or in the aggregate) unless CSC Holdings' Board of Directors shall make a good faith determination that the terms of such transaction are, taken as a whole, no less favorable to CSC Holdings or such subsidiary, as the case may be, than those which might be available in a comparable transaction with an unrelated person. For purposes of clarification, this provision shall not apply to Restricted Payments permitted under "--Limitation on Restricted Payments".

    COVENANT APPLICABLE TO SENIOR DEBT SECURITIES. Unless otherwise specified in the applicable prospectus supplement, the following covenant will be applicable with respect to any series of senior debt securities:

    LIMITATION ON LIENS. The Senior Indenture provides that CSC Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the date of the Senior Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Indebtedness that is subordinated in right of payment to the senior debt securities of the series offered pursuant to such prospectus supplement, the senior debt securities of such series are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the senior debt securities of such series are equally and ratably secured.

    COVENANT APPLICABLE TO SUBORDINATED DEBT SECURITIES. Unless otherwise specified in the applicable prospectus supplement, the following covenant will be applicable with respect to any series of subordinated debt securities:

    LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. The Senior Subordinated Indenture provides that CSC Holdings will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for, contingently or otherwise, or become responsible for the payment of, contingently or otherwise, any Indebtedness which is both senior in right of payment to the subordinated debt securities of any series and expressly subordinate in right of payment to any other Indebtedness of CSC Holdings. For purposes of this covenant, Indebtedness is deemed to be senior in right of payment of the subordinated debt securities of a series if it is not subordinate in right of payment to Senior Indebtedness at least to the same extent as such subordinated debt securities are subordinate to senior indebtedness.

    If so indicated in the applicable prospectus supplement with respect to a particular series of debt securities, CSC Holdings will also be subject to the covenants described in the prospectus supplement.

    CERTAIN DEFINITIONS RELATING TO OUR RESTRICTIVE COVENANTS. Unless otherwise specified in the applicable prospectus supplement, the following definitions are applicable to the Indenture relating to the debt securities being offered pursuant to such prospectus supplement. Reference is made to the applicable Indenture for the full definition of all such terms.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a person (a) existing at the time such person is merged with or into CSC Holdings or a subsidiary or becomes a subsidiary or (b) assumed in connection with the acquisition of assets from such person.

    "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

    "ANNUALIZED OPERATING CASH FLOW" means, for any period of three complete consecutive calendar months, an amount equal to Operating Cash Flow for such period multiplied by four.

    "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

    "BANKS" means the lenders from time to time under the Credit Agreement.

    "CAPITALIZED LEASE OBLIGATION" means any obligation of a person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such person and used in its business that is required to be accounted for as a liability on the balance sheet of such person in accordance with GAAP, and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

    "CASH FLOW RATIO" means, as at any date, the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness of CSC Holdings and the Restricted Subsidiaries determined on a consolidated basis but excluding all Interest Swap Obligations entered into by CSC Holdings or any Restricted Subsidiary and one of the Banks outstanding on such date plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (ii) Annualized Operating Cash Flow determined as at the last day of the most recent month for which financial information is available.

    "CONSOLIDATED NET TANGIBLE ASSETS" of any person means, as of any date, (a) all amounts that would be shown as assets on a consolidated balance sheet of such person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

    "CUMULATIVE CASH FLOW CREDIT" means the sum of:

    - cumulative Operating Cash Flow during the period commencing on July 1, 1988 and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero; PLUS

    - the aggregate net proceeds received by CSC Holdings from the issuance or sale (other than to a Restricted Subsidiary) of its capital stock (other than Disqualified Stock) on or after January 1, 1992; PLUS

    - the aggregate net proceeds received by CSC Holdings from the issuance or sale (other than to a Restricted Subsidiary) of its capital stock (other than Disqualified Stock) on or after January 1, 1992, upon the conversion of, or exchange for, Indebtedness of CSC Holdings or any Restricted Subsidiary or from the exercise of any options, warrants or other rights to acquire capital stock of CSC Holdings.

    For purposes of this definition, the net proceeds in property other than cash received by CSC Holdings as contemplated by clauses (b) and (c) above shall be valued at the fair market value of such property (as determined by the Board of Directors of CSC Holdings, whose good faith determination shall be conclusive) at the date of receipt by CSC Holdings.

    "CUMULATIVE INTEREST EXPENSE" means, for the period commencing on July 1, 1988 and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of CSC Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Capitalized Lease Obligations.

    "DEBT" with respect to any person means, without duplication, any liability, whether or not contingent:

    - in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), but excluding reimbursement obligations under any surety bond;

    - representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Lease Obligations), except any such balance that constitutes a trade payable;

    - under Interest Swap Agreements (as defined in the Credit Agreement) entered into pursuant to the Credit Agreement;

    - under any other agreement related to the fixing of interest rates on any Indebtedness, such as an interest swap, cap or collar agreement (if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with
      GAAP); or

    - guarantees of items of other persons which would be included within this definition for such other persons (whether or not the guarantee would appear on such balance sheet).

"DEBT" does not include:

    - Disqualified Stock;

    - any liability for federal, state, local or other taxes owed or owing by such person; or

    - any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

    "DISQUALIFIED STOCK" means, with respect to any series of debt securities, any capital stock of CSC Holdings or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of such series of debt securities.

    "INDEBTEDNESS" with respect to any person means the Debt of such person; PROVIDED THAT, for purposes of the definition of "INDEBTEDNESS" (including the term "DEBT" to the extent incorporated in such definition) and for purposes of the definition of "EVENT OF DEFAULT", the term "GUARANTEE" shall not be interpreted to extend to a guarantee under which recourse is limited to the capital stock of an entity that is not a Restricted Subsidiary.

    "INTEREST SWAP OBLIGATIONS" means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount.

    "INVESTMENT" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate that is not a subsidiary of CSC Holdings, PROVIDED THAT (i) the term "INVESTMENT" shall not include any transaction that would otherwise constitute an Investment of CSC Holdings or a subsidiary of CSC Holdings to the extent that the consideration provided by CSC Holdings or such subsidiary in connection therewith shall consist of capital stock of CSC Holdings (other than Disqualified Stock) and (ii) the term "GUARANTEE" shall not be interpreted to extend to a guarantee under which recourse is limited to the capital stock of an entity that is not a Restricted Subsidiary.

    "LIEN" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.

    "MANDATORILY REDEEMABLE PREFERRED STOCK" means CSC Holdings' Series H Redeemable Exchangeable Preferred Stock, Series M Redeemable Exchangeable Preferred Stock and any other series of capital stock of CSC Holdings that is Disqualified Stock outstanding at the time of issuance of the applicable series of debt securities and any series of preferred stock of CSC Holdings issued in exchange for, or the proceeds of which are used to repurchase, redeem, defease or otherwise acquire, all or any portion of the Series H Redeemable Exchangeable Preferred Stock, Series M Redeemable Exchangeable Preferred Stock or any other Mandatorily Redeemable Preferred Stock.

    "OPERATING CASH FLOW" means, for any period, the sum of the following for the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (except for the amortization of deferred installation income which shall be excluded from the calculation of Operating Cash Flow for all purposes of the Indenture): aggregate operating revenues minus aggregate operating expenses (including technical, programming, sales, selling, general and administrative expenses and salaries and other compensation, net of amounts allocated to Affiliates, paid to any general partner, director, officer or employee of CSC Holdings or any Restricted Subsidiary, but excluding interest, depreciation and amortization and the amount of non-cash compensation in respect of CSC Holdings' employee incentive stock programs for such period (not to exceed in the aggregate for any calendar year 7% of the Operating Cash Flow for the previous calendar year) and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or write-down of Investments by CSC Holdings or any Restricted Subsidiary in Affiliates). For purposes of determining Operating Cash Flow, there shall be excluded all management fees until actually paid to CSC Holdings or any Restricted Subsidiary in cash.

    "PERMITTED LIENS" means the following types of Liens:

    - Liens existing on the applicable issuance date of debt securities of a series;

    - Liens on shares of the capital stock of an entity that is not a Restricted Subsidiary, which Liens solely secure a guarantee by CSC Holdings or a Restricted Subsidiary, or both, of Indebtedness of such entity;

    - Liens on Receivables and Related Assets (and proceeds thereto) securing only Indebtedness otherwise permitted to be incurred by a Securitization Subsidiary;

    - Liens on shares of the capital stock of a subsidiary of CSC Holdings securing Indebtedness under the Credit Agreement or any renewal of or replacement of the Credit Agreement;

    - Liens granted in favor of CSC Holdings or any Restricted Subsidiary;

    - Liens securing the debt securities;

    - Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by CSC Holdings or a Restricted Subsidiary; PROVIDED THAT such Lien does not extend to any property or assets of CSC Holdings or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

    - Liens securing Interest Swap Obligations or "MARGIN STOCK", as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;

    - statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like liens arising in the ordinary course of business of CSC Holdings or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

    - Liens for taxes, assessments, government charges or claims not yet due or that are being contested in good faith by appropriate proceedings;

    - zoning restrictions, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor defects in title not interfering in any material respect with the business of CSC Holdings or any of its Restricted Subsidiaries;

    - Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    - Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar legislation;

    - Liens securing the performance of bids, tenders, leases, contracts, franchises, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

    - Leases under which CSC Holdings or any Restricted Subsidiary is the lessee or the lessor;

    - purchase money mortgages or other purchase money liens (including without limitation any Capital Lease Obligations) upon any fixed or capital assets acquired after the applicable issuance date of debt securities of a series, or purchase money mortgages (including without limitation Capitalized Lease Obligations) on any such assets hereafter acquired or existing at the time of acquisition of such assets, whether or not assumed, so long as such mortgage or lien does not extend to or cover any other asset of CSC Holdings or any Restricted Subsidiary and such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;

    - Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    - Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of CSC Holdings or any of its Restricted Subsidiaries, including rights of offset and set-off;

    - Liens to secure other Indebtedness; PROVIDED, HOWEVER, that the principal amount of any Indebtedness secured by such Liens, together with the principal amount of any Indebtedness refinancing any Indebtedness incurred under this clause as permitted by the immediately following clause (and successive refinancings thereof), may not exceed 15% of CSC Holdings' Consolidated Net Tangible Assets as of the last day of CSC Holdings' most recently completed fiscal year for which financial information is available; and

    - any extension, renewal or replacement, in whole or in part, of any Lien described in the immediately preceding clauses; PROVIDED THAT any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

    "RECEIVABLES AND RELATED ASSETS" means

    - accounts receivable, instruments, chattel paper, obligations, general intangibles, equipment and other similar assets, including interests in merchandise or goods, the sale or lease of which gives rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections and other related assets;

    - equipment;

    - inventory; and

    - proceeds of all of the above.

    "REFINANCING INDEBTEDNESS" means, with respect to any series of senior debt securities, Indebtedness of CSC Holdings incurred to redeem, repurchase, defease or otherwise acquire or retire for value other Indebtedness that is subordinate in right of payment to such senior debt securities, so long as any such new Indebtedness (i) is made subordinate to such senior debt securities at least to the same extent as the Indebtedness being refinanced and (ii) does not have (x) an Average Life less than the Average Life of the Indebtedness being refinanced, (y) a final scheduled maturity earlier than the final scheduled maturity of the Indebtedness being refinanced or (z) permit redemption at the option of the holder earlier than the earlier of (A) the final scheduled maturity of the Indebtedness being refinanced or (B) any date of redemption at the option of the holder of the Indebtedness being refinanced.

    "RESTRICTED PAYMENT" means, with respect to any series of debt securities,

    - any Stock Payment by CSC Holdings or a Restricted Subsidiary;

    - any direct or indirect payment to redeem, purchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of CSC Holdings that is subordinate in right of payment to such debt securities; PROVIDED, HOWEVER, that, with respect to any series of senior debt securities, any direct or indirect payment to redeem, purchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate in right of payment to such senior debt securities shall not be a Restricted Payment if either (i) after giving effect thereto, the ratio of the Senior Indebtedness of CSC Holdings and the Restricted Subsidiaries to Annualized Operating Cash Flow determined as of the last day of the most recent month for which financial information is available is less than or equal to 5 to 1 or (ii) such subordinate Indebtedness is redeemed, purchased, defeased or otherwise acquired or retired in exchange for, or out of, (x) the proceeds of a sale (within one year before or 180 days after such redemption, purchase, defeasance, acquisition or retirement) of Refinancing Indebtedness or capital stock of CSC Holdings or warrants, rights or options to acquire capital stock of CSC Holdings or (y) any source of funds other than the incurrence of Indebtedness; or

    - any direct or indirect payment to redeem, purchase, defease or otherwise acquire or retire for value any Disqualified Stock at its mandatory redemption date or other maturity date if and to the extent that Indebtedness is incurred to finance such redemption, purchase, defeasance or other acquisition or retirement; PROVIDED, HOWEVER, that the redemption, purchase, defeasance or other acquisition or retirement of Mandatorily Redeemable Preferred Stock at its mandatory redemption or other maturity date shall not be a Restricted Payment if and to the extent any Indebtedness incurred to finance all or a portion of the purchase or redemption price does not have a final scheduled maturity date, or permit redemption at the option of the holder thereof, earlier than the final scheduled maturity of such series of debt securities.

    Notwithstanding the foregoing, Restricted Payments shall not include (x) payments by any Restricted Subsidiary to CSC Holdings or any other Restricted Subsidiary or (y) any Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under the "Limitation on Investments in Unrestricted Subsidiaries and Affiliates" covenant.

    "RESTRICTED SUBSIDIARY" means any subsidiary of CSC Holdings, whether existing on the date of the applicable Indenture or created subsequent thereto, designated from time to time by CSC Holdings as a "Restricted Subsidiary", PROVIDED, HOWEVER, that no subsidiary that is not a Securitization Subsidiary can be or remain so designated unless (i) at least 67% of each of the total equity interest and the voting control of such subsidiary is owned, directly or indirectly, by CSC Holdings or another Restricted Subsidiary and (ii) such subsidiary is not restricted, pursuant to the terms of any loan agreement, note, indenture or other evidence of indebtedness, from (a) paying dividends or making any distribution on such subsidiary's capital stock or other equity securities or paying any Indebtedness owed to CSC Holdings or to any Restricted Subsidiary,
(b) making any loans or advances to CSC Holdings or any Restricted Subsidiary or
(c) transferring any of its properties or assets to CSC Holdings or any Restricted Subsidiary (it being understood that a financial covenant any of the components of which are directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a minimum net worth test) would be deemed to be a restriction on the foregoing actions, while a financial covenant none of the components of which is directly impacted by the taking of the action (e.g., the payment of a dividend) itself (such as a debt to cash flow test) would not be deemed to be a restriction on the foregoing actions); and PROVIDED FURTHER that CSC Holdings may, from time to time, redesignate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the "Limitation on Investments in Unrestricted Subsidiaries and Affiliates" covenant.

    "SECURITIZATION SUBSIDIARY" means a Restricted Subsidiary that is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto; PROVIDED THAT (i) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to CSC Holdings or any other Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of the Receivables and Related Assets) and (ii) none of CSC Holdings or any other Restricted Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary's financial condition.

    "SENIOR INDEBTEDNESS" means, with respect to the subordinated debt securities of any series except as otherwise provided in the applicable prospectus supplement, the principal, premium, if any, interest, if any (including post-petition interest in any proceeding under any bankruptcy law, whether or not such interest is an allowed claim enforceable against the debtor in a proceeding under such bankruptcy law), penalties, fees and other liabilities payable with respect to (i) all Debt of CSC Holdings, other than the junior subordinated debt securities, if any (to which the subordinated debt securities of such series are intended to be senior) and the subordinated debt securities and CSC Holdings' 9 7/8% Senior Subordinated Notes due 2005, 9 7/8% Senior Subordinated Notes due 2006, 9 7/8% Senior Subordinated Debentures due 2013, 10 1/2% Senior Subordinated Debentures due 2016 and 9 7/8% Senior Subordinated Debentures due 2023 (with which the Subordinated Debt Securities of such series are intended to rank on a parity), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which is (x) for money borrowed, (y) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind or (z) in respect of any Capitalized Lease Obligations and (ii) all renewals, extensions, refundings, increases or refinancings thereof, unless, in the case of (i) or (ii) above, the instrument under which the Debt is created, incurred, assumed or guaranteed expressly provides that such Debt is not senior in right of payment to the subordinated debt securities of any series. Notwithstanding anything to the contrary contained herein, "SENIOR INDEBTEDNESS" shall mean and include all amounts of Senior Indebtedness that are such by virtue of clause (i) and (ii) of the foregoing definition that are repaid by CSC Holdings and subsequently recovered from the holder of such Senior Indebtedness under any applicable bankruptcy laws or otherwise (other than by reason of some wrongful conduct on the part of the holders of such Debt).

    "STOCK PAYMENT" means, with respect to any person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in common stock or common shares of capital stock of such person), or the making by such person of any other distribution, on account of any shares of any class of its capital stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition for value by such person, directly or indirectly, of any shares of any class of its capital stock, now or hereafter outstanding, other than the redemption, purchase, defeasance or other acquisition or retirement for value of any Disqualified Stock at its mandatory redemption date or other maturity date.

    "UNRESTRICTED SUBSIDIARY" means any subsidiary of CSC Holdings which is not a Restricted Subsidiary.

    SATISFACTION AND DISCHARGE

    Except as noted below, the Indentures will cease to be of further effect, and CSC Holdings will be deemed to have satisfied and discharged the Indentures, when the following conditions (among others) have been satisfied:

    - all debt securities not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year, and

    - CSC Holdings deposits with the Trustee, in trust, funds sufficient to pay the entire indebtedness on those debt securities not previously delivered for cancellation, for the principal and interest (including any Additional
      Sums) to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable).

    CSC Holdings will remain obligated in certain ministerial respects including providing for registration of transfer and exchange and providing notices of redemption.

    DEFEASANCE

    The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if CSC Holdings chooses to have them apply to that series. If CSC Holdings does so choose, CSC Holdings will state that in the applicable prospectus supplement.

    FULL DEFEASANCE. If there is a change in federal tax law, as described below, CSC Holdings can legally release itself from any payment or other obligations on the debt securities (called "FULL DEFEASANCE") if CSC Holdings puts in place the following other arrangements for you to be repaid:

    - CSC Holdings must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates (including, possibly their earlier redemption date).

    - Under current federal tax law, the deposit and CSC Holdings' legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you surrendered. In order for CSC Holdings to effect a full defeasance, CSC Holdings must deliver to the Trustee a legal opinion confirming that you will not recognize income gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if CSC Holdings did not make the deposit and just repaid the debt securities itself.

If CSC Holdings accomplishes a full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to CSC Holdings for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of CSC Holdings' lenders and other creditors if CSC Holdings ever becomes bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under "--Default and Related Matters-- Subordination".

    COVENANT DEFEASANCE. Under current federal tax law, CSC Holdings can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "COVENANT DEFEASANCE". In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities, and you would be released from any applicable subordination provisions on the subordinated debt securities described later under "--Default and Related Matters--Subordination". In order to achieve covenant defeasance, CSC Holdings must do the following:

    - CSC Holdings must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    - CSC Holdings must deliver to the Trustee a legal opinion confirming that under current federal income tax law it may make the above deposit without causing you to be taxed on the debt securities any differently than if CSC Holdings did not make the deposit and just repaid the debt securities itself.

    If CSC Holdings accomplishes covenant defeasance, the following provisions of the Indenture and the debt securities would no longer apply:

    - CSC Holdings' promises regarding conduct of its business and other matters previously described under "--Covenants" and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

    - the condition regarding the treatment of Liens when CSC Holdings merges or engages in similar transactions, as previously described under "--Special Situations--Mergers and Similar Events"; and

    - the definition of an Event of Default as a breach of such covenants, described below under "--Default and Related Matters-- Events of Default--What Is an Event of Default?".

    If CSC Holdings accomplishes covenant defeasance, you can still look to CSC Holdings for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

    In order to exercise either defeasance or covenant defeasance, CSC Holdings must comply with certain conditions, and in the case of subordinated debt securities, no event or condition can exist that, pursuant to certain provisions described under "--Default and Related Matters--Subordination" below, would prevent CSC Holdings from making payments of principal of and premium, if any, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

DEFAULT AND RELATED MATTERS

    RANKING

    Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of CSC Holdings' property or assets. Accordingly, your ownership of debt securities means you are one of CSC Holdings' unsecured creditors. The senior debt securities are not subordinated to any of CSC Holdings' other debt obligations and therefore they rank equally with all CSC Holdings' other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of CSC Holdings' existing and future debt and other liabilities. See "--Subordination" for additional information on how subordination limits your ability to receive payment or pursue other rights if CSC Holdings defaults or has certain other financial difficulties.

    EVENTS OF DEFAULT

    You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

    WHAT IS AN EVENT OF DEFAULT? The term "EVENT OF DEFAULT" for the Senior Indenture and the Senior Subordinated Indenture only means any of the following:

    - CSC Holdings does not pay the principal or any premium on a debt security on the date it is due (whether at maturity, upon redemption or upon acceleration).

    - CSC Holdings does not pay interest on a debt security within 30 days of its due date.

    - CSC Holdings does not deposit any sinking fund payment on its due date.

    - CSC Holdings remains in breach of a restrictive covenant or any other term of the Indenture for 60 days (or, with respect to certain covenants and terms, 30 days) after CSC Holdings receives a notice of default stating CSC Holdings is in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of debt securities of the affected series.

    - A default in certain other debt of CSC Holdings totaling $10,000,000 or more without CSC Holdings contesting the default.

    - A judgment is entered against CSC Holdings in an amount exceeding $10,000,000 and remains undischarged and unstayed for 60 days or as to which a creditor has commenced an enforcement proceeding.

    - CSC Holdings files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

    - Any other Event of Default described in the applicable prospectus supplement occurs.

    REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of and accrued interest on all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the Trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of senior debt.

    A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (i) all existing Events of Default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. A declaration of acceleration because of an Event of Default which occurs because CSC Holdings has defaulted under our other debt totaling $10,000,000 or more would be automatically annulled if the debt on which CSC Holdings defaulted were discharged, or the holders of such debt rescinded their declaration of acceleration, within 30 days after the acceleration of the debt securities of such series and no other Event of Default had occurred and not been cured or waived during such period.

    Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under an Indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability (called an "INDEMNITY"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the Indenture.

    Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

    - You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

    - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, must not give the Trustee any direction inconsistent with such written request, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

    - The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

     "STREET NAME" AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

    CSC Holdings will furnish to the Trustee every year a written statement of certain of its officers certifying that to their knowledge it is in compliance with the applicable Indenture and the debt securities, or else specifying any default.

    SUBORDINATION

    Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

    The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of CSC Holdings' Senior Indebtedness. This means that in certain circumstances where CSC Holdings may not be making payments on all of its debt obligations as they come due, the holders of all of CSC Holdings' Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other registered holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

    - CSC Holdings makes a payment or distributes assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of its assets for the benefit of its creditors.

    - CSC Holdings files for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

    - The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an Event of Default as described under "--Events of Default".

    In addition, CSC Holdings is generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if CSC Holdings defaults in its obligation to make payments on Senior Indebtedness and does not cure such default.

    CSC Holdings is also prohibited from making payments on subordinated debt securities if an Event of Default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and the agent banks under its credit agreement notify them and the Trustee; however, unless the Senior Indebtedness has been accelerated because of that Event of Default, this payment blockage cannot last more than 120 days. Not more than one of these payment blockage notices can be given every 240 days.

    These subordination provisions mean that if CSC Holdings is insolvent a holder of its Senior Indebtedness may ultimately receive out of its assets more than a holder of the same amount of its subordinated debt securities, and a creditor of CSC Holdings that is owed a specific amount but who owns neither its Senior Indebtedness nor its subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

    The Senior Subordinated Indenture does not limit the amount of Senior Indebtedness CSC Holdings is permitted to have and we may in the future incur additional Senior Indebtedness.

    REGARDING THE TRUSTEE

    The Bank of New York is the Trustee under the Senior Indenture, the Senior Subordinated Indenture, the Junior Subordinated Indentures and CSC Holdings' existing senior and senior subordinated indebtedness. The Bank of New York is also party to certain credit agreements with CSC Holdings and its subsidiaries, including the Credit Agreement. The Bank of New York also maintains other banking and escrow arrangements with us in the ordinary course of business.

               WE MAY OFFER PREFERRED STOCK, WHICH MAY BE OFFERED
            IN THE FORM OF DEPOSITARY SHARES REPRESENTING FRACTIONAL
                           SHARES OF PREFERRED STOCK

    This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

    This section is only a summary of the preferred stock we may offer and does not include a complete description of CSC Holdings' outstanding preferred stock. We have filed and have incorporated by reference our certificates of incorporation and the certificates of designation relating to CSC Holdings' outstanding preferred stock. We urge you to read carefully our certificates of incorporation and the certificates of designation before you buy any preferred stock.

BOOK-ENTRY SECURITIES

    The preferred stock may be issued in whole or in part in the form of one or more Global Securities. See "Description of the Securities We May Offer" for additional information about your limited rights as the beneficial owner of a Global Security.

CSC HOLDINGS' OUTSTANDING SERIES OF PREFERRED STOCK


    Our certificates of incorporation permit each of Cablevision and CSC Holdings to issue, without prior permission from our stockholders, up to 10,000,000 shares of preferred stock. As of December 31, 1998, Cablevision had no preferred stock outstanding; CSC Holdings had previously authorized:


    - 200,000 shares of Series B Cumulative Convertible Preferred Stock, $.01 par value and $100 liquidation value per share (the "SERIES B PREFERRED STOCK"), none of which are expected to be issued nor are outstanding;

    - 112,500 shares of Series C Cumulative Preferred Stock, $.01 par value and $100 liquidation value per share (the "SERIES C PREFERRED STOCK"), none of which are expected to be issued nor are outstanding;

    - 112,500 shares of Series D Cumulative Preferred Stock, $.01 par value and $100 liquidation value per share (the "SERIES D PREFERRED STOCK"), which would be issuable upon conversion of the Series C Preferred Stock (none of which are outstanding);


    - 4,500,000 shares of 11 3/4% Series H Redeemable Exchangeable Preferred Stock, $.01 par value and $100 initial liquidation preference per share (the "SERIES H PREFERRED STOCK"), of which 3,649,530 shares were outstanding as of January 1, 1999;



    - 1,380,000 shares of 8 1/2% Series I Cumulative Convertible Exchangeable Preferred Stock, $.01 par value and $250 liquidation value per share (the "SERIES I PREFERRED STOCK"), 1,380,000 shares of which were outstanding and represented by 13,800,000 depositary shares as of December 31, 1998;


    - 115,000 shares of 11 1/8% Series L Redeemable Exchangeable Preferred Stock, $.01 par value and $10,000 liquidation value per share (the "SERIES L PREFERRED STOCK"), none of which are outstanding; and


    - 115,000 shares of 11 1/8% Series M Redeemable Exchangeable Preferred Stock, $.01 par value and $10,000 liquidation value per share (the "SERIES M PREFERRED STOCK"), 89,139 shares of which were outstanding and represented by 891,386 depositary shares as of January 1, 1999.


    The Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series L Preferred Stock and Series M Preferred Stock are hereinafter sometimes collectively referred to as the "AUTHORIZED PREFERRED STOCK". The right to dividends on shares of the Authorized Preferred Stock are cumulative.

    To date, CSC Holdings has cancelled:

    - 200,000 shares of Series A Cumulative Convertible Preferred Stock in 1988;

    - 100,000 shares of Series E Redeemable Exchangeable Convertible Preferred Stock in 1996;

    - 100,000 shares of Series F Redeemable Preferred Stock in 1996; and

    - 4,500,000 shares of 11 3/4% Series G Redeemable Exchangeable Preferred Stock in 1996.

TERMS OF OUR OUTSTANDING SERIES OF PREFERRED STOCK WHICH WILL LIMIT OUR FUTURE SERIES OF PREFERRED STOCK

    SERIES H PREFERRED STOCK

    With respect to dividends and distributions upon the liquidation, winding up and dissolution of CSC Holdings, the Series H Preferred Stock ranks:

    - senior to all classes of common stock and each class of capital stock or series of preferred stock which does not expressly provide that it ranks senior to or equally with the Series H Preferred Stock for dividends and liquidation distributions;

    - equally with the Series B, Series C, Series D, Series I, Series L and Series M Preferred Stock and each class of capital stock or series of preferred stock which expressly provides that it ranks equally with Series H Preferred Stock for dividends and liquidation distributions; and

    - junior to each class of capital stock or series of preferred stock which expressly provides that it ranks senior to the Series H Preferred Stock for dividends and liquidation distributions.

    Holders of Series H Preferred Stock receive cumulative dividends at an annual rate of 11 3/4% or $11.75 per share. Dividends are payable at the end of each quarter on January 1, April 1, July 1 and October 1 to the holder on the record date set for each dividend payment.

    CSC Holdings cannot pay dividends in full on any class of stock which ranks equally with Series H Preferred Stock for any period, unless CSC Holdings has paid cumulative dividends in full on the Series H Preferred Stock. If dividends are not paid in full, the holders of Series H Preferred Stock will share dividends PRO RATA with the holders of equally-ranking classes of stock. If any dividends payable on the Series H Preferred Stock have not been paid in full, CSC Holdings cannot pay any dividend on any class of stock which ranks junior to Series H Preferred Stock, except dividends consisting of additional shares of the junior-ranking stock, and cannot repurchase, redeem or otherwise retire the junior-ranking stock or any warrants, rights, calls or options exercisable for or convertible into any junior-ranking stock.

    With at least 30 but not more than 60 days' notice, CSC Holdings can redeem the Series H Preferred Stock on the following basis:

    - at any time on or after October 1, 2002, some or all of the shares at certain redemption prices plus accumulated and unpaid dividends;

    - at any time before October 1, 2002 and within 180 days after a change in control, all the shares at certain redemption prices; and

    - on October 1, 2007, all outstanding shares of Series H Preferred Stock must be redeemed at a price of $100 per share, plus accumulated and unpaid dividends.

Dividends will continue to accumulate on the preferred stock until any redemption price is paid in full.

    On any scheduled dividend payment date, CSC Holdings can exchange the Series H Preferred Stock for CSC Holdings' 11 3/4% Senior Subordinated Debentures due 2007.

    If CSC Holdings is liquidated, wound up or dissolved, holders of Series H Preferred Stock will receive $100 per share, plus all accrued and unpaid dividends, before any distribution is made on any junior-ranking stock. If the liquidation amounts payable on the Series H Preferred Stock and all other classes of stock which are equally ranked are not paid in full, these holders will share in any distribution of assets PRO RATA based on the liquidation value per share. After the liquidation value is paid in full, the holders of Series H Preferred Stock will not receive any further distribution of CSC Holdings' assets. For clarity, neither a sale, conveyance, exchange or transfer of all or substantially all the property or assets of CSC Holdings nor a consolidation or merger of CSC Holdings with one or more corporations is a liquidation, dissolution or winding up of CSC Holdings.


    At every meeting of stockholders of CSC Holdings, holders of the Series H Preferred Stock are entitled to cast 1/100 of a vote for each share of Series H Preferred Stock held and, except as provided otherwise, vote together with all other CSC Holdings' common and preferred stock as a single class. In addition, if (a) dividends on the Series H Preferred Stock are overdue, unpaid and, if after October 1, 2000, not paid in cash, for six consecutive or non-consecutive quarterly periods, or (b) CSC Holdings does not redeem the Series H Preferred Stock on October 1, 2007, the number of directors constituting CSC Holdings' Board of Directors will be adjusted to permit the holders of a majority of the outstanding Series H Preferred Stock, voting as a class, to elect a director. These voting rights will continue until CSC Holdings pays all past-due dividends in full and in the case of dividends payable after October 1, 2000, in cash, and CSC Holdings' failure, if any, to redeem shares on October 1, 2007 is remedied, at which time the term of the directors elected by the Series H Preferred Stock holders will terminate. Any vacancy occurring in the office of this director will be filled by the departing director unless the vacancy is filled by the holders of the Series H Preferred Stock.


    CSC Holdings cannot authorize any class of stock which ranks senior to the Series H Preferred Stock without the consent of the holders of at least a majority of the outstanding shares of Series H Preferred Stock, voting as a class. CSC Holdings cannot amend the certificate of designations for the Series H Preferred Stock in any way that adversely affects the rights of holders of Series H Preferred Stock without the consent of the holders of at least a majority of the outstanding shares of Series H Preferred Stock, voting as a class.

    Without the consent of a majority of the outstanding shares of Series H Preferred Stock, CSC Holdings cannot consolidate or merge with or into, or sell, assign, lease or otherwise dispose of all or substantially all of its assets to, any person unless:

    - the entity formed by such consolidation or merger (if other than CSC Holdings) or which receives the assets is a corporation organized under the laws of the United States, any State or the District of Columbia;

    - the Series H Preferred Stock will be exchanged for shares of the successor, which have the same rights and limitations that the Series H Preferred Stock had immediately prior to such transactions; and

    - immediately after giving effect to such transaction, neither event allowing the holders of Series H Preferred Stock to elect a board member, as described above, will have occurred and be continuing.

    However, CSC Holdings may consolidate or merge with or into, or sell, assign, lease or otherwise dispose of all or substantially all of its assets to, any person if CSC Holdings:

    - before October 1, 2002, redeems the Series H Preferred Stock after a change in control, or

    - on or after October 1, 2002, redeems the Series H Preferred Stock as previously described.

    SERIES I PREFERRED STOCK

    With respect to dividends and distributions upon the liquidation, winding up and dissolution of CSC Holdings, the Series I Preferred Stock ranks:

    - senior to all classes of common stock and each class of capital stock or series of preferred stock which does not expressly provide that it ranks senior to or equally with the Series I Preferred Stock as to dividends and liquidation distributions;

    - equally with CSC Holdings' Series B, Series C, Series D, Series H, Series L and Series M Preferred Stock and each class of capital stock or series of preferred stock which expressly provides that it ranks equally with the Series I Preferred Stock as to dividends and liquidation distributions; and

    - junior to each class of capital stock or series of preferred stock which expressly provides that it ranks senior to the Series I Preferred Stock as to dividends and liquidation distributions.

    Holders of Series I Preferred Stock receive cumulative cash dividends at an annual rate of 8 1/2% or $21.25 per share (equivalent to $2.125 per depositary share). Dividends are payable at the end of each quarter on January 1, April 1, July 1 and October 1 to the holder on the record date set for each dividend payment.

    CSC Holdings cannot pay dividends on any class of stock which ranks equally with Series I Preferred Stock for any period, unless CSC Holdings has paid cumulative dividends in full on the Series I Preferred Stock. If the dividends are not paid in full, the holders of Series I Preferred Stock will share dividends PRO RATA with equally-ranking classes of stock. If any dividends payable on the Series I Preferred Stock have not been paid in full, CSC Holdings cannot pay any dividend on any class of stock which ranks junior to the Series I Preferred Stock, except dividends consisting of additional shares of the junior-ranking stock, and may not repurchase, redeem or otherwise retire the junior-ranking stock or any warrants, rights, calls or options exercisable for or convertible into any junior-ranking stock.

    If CSC Holdings is liquidated, dissolved or wound up, the holders of Series I Preferred Stock will receive $250.00 per share (equivalent to $25 per depositary share) plus all accrued and unpaid dividends, before any distribution is made on any junior-ranking stock. If the liquidation amounts payable on the Series I Preferred Stock and all other stock which are equally ranked are not paid in full, these holders will share in any distribution of assets PRO RATA based on the liquidation value per share. After the liquidation value is paid in full, the holders of Series I Preferred Stock will not receive any further distribution of assets.

    CSC Holdings can exchange all of the Series I Preferred Stock for CSC Holdings' 8 1/2% Convertible Subordinated Debentures due 2007 on any dividend payment date.

    At any time after November 1, 1999, with at least 30 but not more than 60 days' notice, CSC Holdings may redeem some or all of the Series I Preferred Stock at certain redemption prices. Dividends will continue to accumulate on the preferred stock until any redemption price is paid in full.

    A holder of Series I Preferred Stock may convert his shares into shares of Class A Common Stock at a conversion rate equal to $250.00 divided by a conversion price described below. However, if shares of Series I Preferred Stock are called for redemption or CSC Holdings elects to issue debentures in exchange for the Series I Preferred Stock, this conversion right will terminate at the close of five business days prior to the date set for redemption or exchange. The conversion price is $16.86 per share, but is subject to adjustment (under formulas set forth in the certificate of designations for the Series I Preferred Stock) in certain events, including:

    - the distribution of Class A Common Stock on any class of the capital stock of Cablevision and its subsidiaries;

    - subdivisions, reclassifications and combinations of the Class A Common Stock;

    - the issuance of certain rights or warrants entitling all holders of Class A Common Stock to subscribe for or purchase Class A Common Stock at less than the current market price; and

    - certain distributions to all holders of Class A Common Stock of capital stock, debt of Cablevision or its subsidiaries or cash or other assets of Cablevision or its subsidiaries.

    If one of several significant transactions affecting the ownership or control of CSC Holdings or the market for the Class A Common Stock occurs, a holder of Series I Preferred Stock may convert all of his shares into shares of Class A Common Stock at a conversion rate equal to $250.00 divided by a conversion price equal to the greater of the market price of Class A Common Stock and $8.64 per share. However, CSC Holdings can choose to provide the holders with an amount in cash, instead of common stock, equal to the market value of the Class A Common Stock multiplied by the number of such shares into which the shares of Series I Preferred Stock would have been convertible. If the change of control involves:

    - any consolidation with, or merger of Cablevision or its subsidiaries into, another entity,

    - any merger of another entity into Cablevision or its subsidiaries, or

    - any sale or transfer of all or substantially all of the assets of Cablevision or its subsidiaries,

the holder of Series I Preferred Stock can convert all of his shares into the kind and amount of securities, cash and other property receivable in the transaction by a holder of the number of shares of CSC Holdings' Class A Common Stock into which the share of Series I Preferred Stock could have been converted immediately prior to the transaction.


    At every meeting of stockholders of CSC Holdings, holders of Series I Preferred Stock are entitled to cast 1/10 of a vote for each share of Series I Preferred Stock held and, except as provided otherwise, vote together with all other CSC Holdings' common and preferred stock as a single class. In addition, the certificate of designations provides that if dividends on the Series I Preferred Stock are overdue and unpaid for six consecutive or nonconsecutive quarterly periods, then the number of directors constituting CSC Holdings' Board of Directors will be adjusted to permit the holders of a majority of the Series I Preferred Stock, voting as a class, to elect one director and a second director if the right to elect a second director is required by the American Stock Exchange or any other national securities exchange on which the Class A Common Stock is listed or by the Nasdaq National Market System if the Class A Common Stock is traded thereon. These voting rights will continue until all overdue dividends are paid in full, at which time the term of the directors elected by the Series I Preferred Stock will terminate. Any vacancy occurring in the office of the director elected by holders of the Series I Preferred Stock will be filled by the remaining director, if any, or by the departing director unless the vacancy is filled by the holders of Series I Preferred Stock.


    CSC Holdings cannot authorize the creation of any class of stock ranking senior to Series I Preferred Stock without the consent of holders of at least
66 2/3% of the outstanding shares of Series I Preferred Stock, voting as a class. CSC Holdings cannot amend the certificate of designations in any way that adversely affects the rights of holders of the Series I Preferred Stock without the consent of the holders of at least 66 2/3% of the outstanding shares of Series I Preferred Stock, voting as a class.

    Unless the transaction constitutes a change of control, CSC Holdings cannot consolidate or merge with or into, or sell, assign, lease or otherwise dispose of all or substantially all of its assets to, any person without the consent of the holders of a majority of the outstanding shares of Series I Preferred Stock unless:

    - the entity formed by the consolidation or merger or which receives the assets is a corporation organized or existing under the laws of the United States, any State or the District of Columbia;

    - the Series I Preferred Stock will remain unchanged or be exchanged for shares of the resulting entity, which have the same or more favorable rights and the same or more favorable limitations that the stock had immediately prior to the transaction. For clarity, a change in the rights of the Series I Preferred Stock will not be deemed to have occurred if (i) the Series I Preferred Stock becomes convertible into a different amount or type of securities, cash or other property or (ii) the resulting entity has authorized or outstanding any securities other than classes of stock which rank senior to the Series I Preferred Stock; and

    - immediately after giving effect to the transaction, neither event allowing the holders of Series I Preferred Stock to elect a board member, as described above, will have occurred or be continuing.

    SERIES M PREFERRED STOCK

    With respect to dividends and distributions upon the liquidation, winding up and dissolution of CSC Holdings, the Series M Preferred Stock ranks:

    - senior to all classes of common stock and every other class of capital stock or series of preferred stock which does not expressly provide that it ranks senior to or on a parity with the Series M Preferred Stock as to dividends and liquidation distributions;

    - equally with the Series B, Series C, Series D, Series H, Series I and Series L Preferred Stock and any other class of capital stock or series of preferred stock which expressly provides that it ranks equally with Series M Preferred Stock as to dividends and liquidation distributions; and

    - junior to each class of capital stock or series of preferred stock which expressly provides that it ranks senior to the Series M Preferred Stock for dividends and liquidation distributions.

    Holders of Series M Preferred Stock receive cumulative dividends at an annual rate of 11 1/8% or $1,113 per share (equivalent to $111.30 per depositary share). Dividends are payable at the end of each quarter on January 1, April 1, July 1 and October 1 to the holder on the record date set for each dividend payment.

    CSC Holdings cannot pay dividends in full on any class of stock which ranks on an equal basis with Series M Preferred Stock for any period unless CSC Holdings has paid cumulative dividends in full on the Series M Preferred Stock. If dividends are not paid in full, the holders of Series M Preferred Stock will share dividends PRO RATA with each class of stock which ranks equally with Series M Preferred Stock. If any dividends payable on Series M Preferred Stock have not been paid in full, CSC Holdings cannot pay any dividend on any class of stock which ranks junior to the Series M Preferred Stock, except dividends consisting of additional shares of the junior-ranking stock, and cannot repurchase, redeem or otherwise retire the junior-ranking stock or any warrants, rights, calls or options exercisable for or convertible into any junior-ranking stock.

    With at least 30 but not more than 60 days' notice, CSC Holdings can redeem the Series M Preferred Stock on the following basis:


    - at any time on or after April 1, 2003, some or all of the shares at certain redemption prices;


    - at any time before April 1, 2003 and within 180 days after a change in control, all the shares at certain redemption prices; or

    - on April 1, 2008, all outstanding shares of Series M Preferred Stock must be redeemed.

Dividends will continue to accumulate on the preferred stock until any redemption price is paid in full.

    On any scheduled dividend payment date, CSC Holdings can exchange the Series M Preferred Stock for CSC Holdings' 11 1/8% Senior Subordinated Debentures due 2008.

    If CSC Holdings is liquidated, wound up or dissolved, holders of Series M Preferred Stock will receive $10,000 per share, plus all accumulated and unpaid dividends, before any distribution is made on any junior-ranking stock. If the liquidation amounts payable on the Series M Preferred Stock and all other classes of stock which are equally ranked are not paid in full, these holders will share in any distribution of assets PRO RATA based on the liquidation value per share. After the liquidation value is paid in full, the holders of Series M Preferred Stock will not receive any further distribution of CSC Holdings' assets.


    At every meeting of stockholders of CSC Holdings, holders of Series M Preferred Stock are entitled to cast one vote for each share of Series M Preferred Stock held and, except as provided otherwise, vote together with all other CSC Holdings' common stock and preferred stock as a single class. In addition, if (a) dividends on the Series M Preferred Stock are overdue, unpaid and, if on or after April 1, 2001, not paid in cash, for six consecutive or non-consecutive quarterly periods, or (b) CSC Holdings fails to redeem the Series M Preferred Stock on April 1, 2008, the number of directors constituting CSC Holdings' Board of Directors will be adjusted to permit the holders of a majority of the outstanding Series L and Series M Preferred Stock, voting as a single class, to elect a director. These voting rights will continue until CSC Holdings pays all past-due dividends in full and in the case of dividends payable on or after April 1, 2001, in cash, and CSC Holdings' failure, if any, to redeem shares on April 1, 2008 is remedied, at which time the term of the directors elected by the holders of Series M Preferred Stock will terminate. Any vacancy occurring in the office of this director will be filled by the departing director unless it is filled by the holders of the Series M Preferred Stock.

    CSC Holdings cannot authorize the creation of any class of stock which ranks senior to the Series M Preferred Stock without the consent of the holders of at least a majority of the outstanding shares of Series L and Series M Preferred Stock, voting as a single class. CSC Holdings cannot amend the certificate of designations for the Series M Preferred Stock in any way that adversely affects the rights of holders of Series L and Series M Preferred Stock, without the consent of the holders of at least a majority of the outstanding shares of Series L and M Preferred Stock, voting as a single class.

    Without the consent of a majority of the outstanding shares of Series L and Series M Preferred Stock, voting as a single class, CSC Holdings cannot consolidate or merge with or into, or sell, assign, lease or otherwise dispose of all or substantially all of its assets to, any person unless:

    - the entity formed by such consolidation or merger or which receives the assets is a corporation organized under the laws of the United States, any State or the District of Columbia;

    - the Series L and Series M Preferred Stock will remain unchanged or be exchanged for shares of the successor, which have the same or more favorable rights and limitations that each class of preferred stock had immediately prior to the transactions; and

    - immediately after giving effect to such transaction, neither event allowing holders of Series M Preferred Stock to elect a board member, as described above, will have occurred and be continuing.

    However, CSC Holdings may consolidate or merge with or into, or sell, assign, lease or otherwise dispose of all or substantially all of its assets to, any person if CSC Holdings:

    - before April 1, 2003, redeems the Series M Preferred Stock after a change in control, or

    - on or after April 1, 2003, redeems the Series M Preferred Stock as previously described.

TERMS OF FUTURE SERIES OF PREFERRED STOCK

    The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by the Board of Directors of the Issuer pursuant to a certificate of designations. We will describe in the applicable prospectus supplement the specific terms of a particular series of preferred stock, which will include the following:

    - the maximum number of shares in the series;

    - the designation of the series;

    - the terms of any voting rights of the series;

    - the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

    - whether the shares of such series shall be redeemable by the Issuer and, if so, the times, prices and other terms and conditions of such redemption;

    - the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Issuer;

    - whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

    - whether or not the shares of such series shall be convertible into, or exchangeable for, (i) debt securities of Cablevision or CSC Holdings, (ii) shares of any other class or classes of stock, or of any other series of the same or different class of stock, or (iii) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

    - the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by Cablevision of, the Cablevision Class A Common Stock, the Cablevision Class B Common Stock or any other class or classes of stock of the Issuer ranking junior to the shares of such series either as to dividends or upon liquidation;

    - the conditions or restrictions, if any, upon the creation of indebtedness of the Issuer or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

    - whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under "--Depositary Shares";

    - any other preference and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

    - the Issuer's ability to modify the rights of holders otherwise than by a vote of a majority or more of the shares outstanding.

    The preferred stock will, when issued, be fully paid and nonassessable.

    We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock and will describe our selection in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors of the Issuer or to vote on any other matter.

DEPOSITARY SHARES

    This section describes the general terms and provisions of the depositary shares we may offer. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement, including, but not limited to, the title of the depositary shares and the deposited security, the amount of deposited securities represented by one depositary share, and any general terms outlined in this section that will not apply to those depositary shares.

    We have summarized certain terms and provisions of the Depositary Agreement, the depositary shares and the depositary receipts in this section. The summary is not complete. We have also filed the form of Depositary Agreement, including the form of depositary receipt, as an exhibit to the registration statement. You should read the forms of Depositary Agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of such series.

    GENERAL

    We may offer fractional interests in preferred stock rather than full shares of preferred stock. If we do, we will provide for the issuance by a Depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

    The stock of any series of preferred stock underlying the depositary shares will be deposited under a separate Depositary Agreement between us and a Depositary. For these purposes, the Depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. We will name the Depositary and give the address of its principal executive office in the applicable prospectus supplement. Subject to the terms of the Depositary Agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary shares. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

    The depositary shares will be evidenced by depositary receipts issued under the Depositary Agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the Depositary to issue temporary depositary receipts substantially identical to the final depositary receipts in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts although not in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

    If you surrender depositary receipts at the principal office of the Depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at such office the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the Depositary will issue you a new depositary receipt evidencing such excess number of depositary shares at the same time that the shares of preferred stock are withdrawn. Holders of preferred stock received in exchange for depositary shares will no longer be entitled to deposit such shares under the Depositary Agreement or to receive depositary shares in exchange for such preferred stock.

    DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The Depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of depositary shares.

    If there is a distribution other than in cash, the Depositary will distribute property to the holders of depositary shares, unless the Depositary determines that it is not feasible to make such distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

    The Depositary Agreement will also contain provisions relating to how any subscription or similar rights offered by us to the holders of the preferred stock will be made available to the holders of depositary shares.

    CONVERSION AND EXCHANGE

    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

    REDEMPTION OF DEPOSITARY SHARES

    If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of such series of the preferred stock held by the Depositary. The Depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the Depositary's records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred share. Whenever we redeem preferred stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the Depositary.

    After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Such payments will be made when holders surrender their depositary receipts to the Depositary.

    VOTING THE PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Depositary as to how the preferred stock underlying the holder's depositary shares should be voted.

    The Depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested and deemed necessary by the Depositary in order to enable the Depositary to vote the preferred stock in that manner. The Depositary will not vote any preferred stock for which it does not receive specific instructions from the holder of the depositary shares relating to such preferred stock.

    TAXATION

    Provided that each obligation in the Depositary Agreement and any related agreement is performed in accordance with its terms, owners of depositary shares will be treated for federal income tax purposes as if they were owners of the shares of preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

    - No gain or loss will be recognized for federal income tax purposes upon withdrawal of preferred stock in exchange for depositary shares as provided in the Depositary Agreement.

    - The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock.

    - The holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held such depositary shares.

    AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

    The form of depositary receipt evidencing the depositary shares and any provision of the Depositary Agreement may be amended by agreement between us and the Depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A Depositary Agreement may be terminated by us or the Depositary only if:

    - All outstanding depositary shares relating to the Depositary Agreement have been redeemed.

    - There has been a final distribution on the preferred stock of the relevant series in connection with the liquidation, dissolution or winding up of the business and the distribution has been distributed to the holders of the related depositary shares.

    CHARGES OF DEPOSITARY

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the Depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the Depositary Agreement.

    MISCELLANEOUS

    We will forward to the holders of depositary shares all reports and communications that we must furnish to the holders of the preferred stock.

    Neither the Depositary nor we will be liable if the Depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Depositary Agreement. Our obligations and the Depositary's obligations under the Depositary Agreement will be limited to performance in good faith of duties set forth in the Depositary Agreement. Neither the Depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the Depositary. We and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

    RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering notice to us. We may also remove the Depositary at any time. Resignations of removals will take effect upon the appointment of a successor Depositary and its acceptance of the appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

                       WE MAY OFFER PREFERRED SECURITIES

    We may offer preferred securities, which may be issued by any one of the Trusts and which represent preferred undivided beneficial interests in the assets of the issuing Trust. In connection with an offering of preferred securities, we will sell common securities of the issuing Trust to the Issuer which represent common undivided beneficial interests in the assets of the issuing Trust. The issuing Trust will use the proceeds from any sale of preferred securities and common securities to buy junior subordinated debt securities from the Issuer with payment terms similar to those of the preferred securities. If a Trust sells preferred securities and common securities, the Issuer will pay principal and interest on the junior subordinated debt securities to the issuing Trust, which the issuing Trust will distribute to the holders of the preferred securities. As long as no Event of Default under the Junior Subordinated Indenture has occurred and is continuing, we have the right under the Indenture to defer the payment of interest on the junior subordinated debt securities at any time. Furthermore, if we defer interest payments, the Trust will defer the payment of distributions on the preferred securities during the related period. For additional information on our ability to defer interest payments and the Trust's ability to defer distributions, see "Description of the Junior Subordinated Debt Securities--Interest" and "Description of the Preferred Securities-- Distributions--Extension Periods" and "--Extension Period Restrictions". The Issuer will fully and unconditionally guarantee the preferred securities based on several obligations described in this prospectus.

    The following four sections describe the various aspects of an offering of preferred securities, including:

    - the preferred securities and the common securities themselves;

    - the corresponding junior subordinated debt securities and the Indenture under which they are issued;

    - the guarantee and the expense agreement, which together with the Declaration of Trust, the junior subordinated debt securities and the Indenture constitute a full and unconditional guarantee of the preferred securities by the Issuer; and

    - the relationship among the preferred securities, the junior subordinated debt securities, the guarantee and the expense agreement.

    The sections following those four sections contain a description of several important tax and accounting matters of which you should be aware.

    The preferred securities may be issued in whole or in part in the form of one or more Global Securities. See "Description of the Securities We May Offer" for additional information about your limited rights as the beneficial owner of a Global Security.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The following is a general description of the preferred securities. For more specific details, see the attached prospectus supplement. In addition, to the extent anything in the prospectus supplement is inconsistent with the following, you should rely on the information in the prospectus supplement.

    This section summarizes the main provisions of the preferred securities and the Declaration of Trust, but it does not describe all the provisions. Consequently, this summary is qualified by reference to the full text of the Declaration of Trust. We have filed a form of the Declaration of Trust as an exhibit to our registration statement.

     THE TERM "INDENTURE", WHEN USED IN THIS SECTION, REFERS ONLY TO THE INDENTURE FOR THE JUNIOR SUBORDINATED DEBT SECURITIES OF THE ISSUER AND NOT TO THE INDENTURES FOR THE SENIOR DEBT SECURITIES OR THE SUBORDINATED DEBT SECURITIES.

    This section uses terms that are defined in the Declaration of Trust and the Indenture. Unless we define those terms in this prospectus, we intend them to have the meanings given them in the Declaration of Trust or the Indenture, as the case may be.

GENERAL

    The Trust will issue the preferred securities and the common securities under the Declaration of Trust, with a stated liquidation amount of $25 per security (for the remainder of this section, the "LIQUIDATION AMOUNT"). The preferred securities and the common securities will rank PARI PASSU with one another, and all payments will be made on the preferred securities and the common securities PRO RATA, except as described in "--Priority over Common Securities".

    The Issuer will issue the junior subordinated debt securities under the Indenture as described in "Description of the Junior Subordinated Debt Securities", and the Property Trustee will hold legal title to the junior subordinated debt securities in trust for the benefit of the holders of the preferred securities and the common securities. The Issuer will also provide the guarantee under the guarantee agreement as described in "Description of Guarantee and Expense Agreement". Under the guarantee, the Issuer will guarantee, on a subordinated basis, the payment of distributions and other amounts payable on the preferred securities, but only to the extent that the Trust has funds on hand legally and immediately available to make those payments.

DISTRIBUTIONS

    Distributions will accumulate on the preferred securities from their original issue date at an annual rate provided in the applicable prospectus supplement. Unless deferred as described below, distributions will be payable quarterly in arrears to the holders of the preferred securities at the close of business on the 15th day (whether or not a business day) next preceding the relevant distribution date. The amount of distributions payable for any period will be computed on the basis of a 360-day year of 12 30-day months.

    The Trust will have no funds to distribute in respect of the preferred securities other than the payments it receives from the Issuer in respect of the junior subordinated debt securities. Consequently, if the Issuer defers or for any other reason fails to make interest payments on the junior subordinated debt securities, the Trust will not have funds available to pay distributions on the preferred securities. We have no current intention to exercise our right to defer interest payments on the junior subordinated debt securities.

    EXTENSION PERIODS

    As long as no Event of Default under the Indenture has occurred and is continuing, we have the right under the Indenture to defer the payment of interest on the junior subordinated debt securities at any time. We may do so for a period not exceeding 20 consecutive quarters (each, an "EXTENSION PERIOD"), PROVIDED THAT no Extension Period may extend beyond the stated maturity of the junior subordinated debt securities. However, during an Extension Period, interest will continue to accrue and, to the extent permitted by applicable law, additional interest will accrue on each deferred interest payment at an annual rate specified in the prospectus supplement, compounded quarterly from the corresponding interest payment date. Before an Extension Period ends, we may extend it further, subject to the limit described above. When an Extension Period ends and we have paid all interest then accrued and unpaid on the junior subordinated debt securities, we may begin a new Extension Period, PROVIDED no Event of Default under the Indenture has occurred and is continuing. There is no limit on the number of Extension Periods that we may begin. For additional information on interest payments on the junior subordinated debt securities, see "Description of the Junior Subordinated Debt Securities--Interest".

    If we elect to defer interest payments on the junior subordinated debt securities, the Trust will defer the payment of distributions on the preferred securities during the related Extension Period. However, during an Extension Period, distributions will continue to accumulate on the Liquidation Amount of the preferred securities and, to the extent permitted by applicable law, those deferred distributions will accumulate additional distributions at an annual rate specified in the prospectus supplement, compounded quarterly from the corresponding distribution date. The term "DISTRIBUTION", wherever we use it in this section, includes any of these additional distributions. During an Extension Period, holders of preferred securities may be required to accrue interest income for U.S. federal income tax purposes. See "U.S. Federal Income Tax Consequences Relating to Preferred Securities-- Interest Income and Original Issue Discount".

    Any distributions that would otherwise become due and payable during an Extension Period will not become due and payable until the day after the Extension Period ends. If any preferred securities become subject to redemption on a redemption date that would otherwise occur during an Extension Period, that Extension Period will end automatically on the next preceding day.

    We must give the Property Trustee and the holders of preferred securities notice of our election to begin or extend an Extension Period. The notice must be given at least one business day before the earlier of the following:

    - the record date for the distribution date on which distributions would have been payable but for the election, and

    - the date on which notice of that record date must be given to the New York Stock Exchange (or any other national securities exchange or organization on which the preferred securities are then listed) under the rules of that exchange or other organization.

We must notify the holders in the manner described below in "--Notices".

    EXTENSION PERIOD RESTRICTIONS

    The Indenture provides that, during any Extension Period, neither the Issuer nor any of its subsidiaries may take any of the following actions:

    - declare or pay any dividend or other distribution on, or redeem, purchase or otherwise acquire, or make any distribution or liquidation payment with respect to, any capital stock of the Issuer, except as described below, and

    - pay any principal, interest or other amount in respect of, or redeem, purchase or otherwise acquire, any debt securities (including guarantees of such indebtedness) of the Issuer that rank, in right of payment in all respects, equally with or junior to the junior subordinated debt securities, except as described below.

The Indenture restriction described above provides for significant exceptions. Any of the following that would otherwise be covered by this restriction will nevertheless be permitted:

    - any transaction in which the only consideration given or to be given by the Issuer or any of its Subsidiaries is Junior Securities (as defined below);

    - any transaction in connection with or arising from:

      - any employment contract, benefit plan or other similar arrangement with, or for the benefit of, one or more employees, officers, directors or consultants in connection with a dividend reinvestment or stockholder stock purchase plan, or

      - any issuance of Junior Securities as consideration in an acquisition transaction entered into before the applicable Extension Period;

    - any reclassification, exchange or conversion of capital stock or indebtedness (of the Issuer or any Subsidiary) as, into or for any Junior Securities of the Issuer;

    - any purchase of fractional interests in capital stock pursuant to the conversion or exchange provisions of a security being converted into or exchanged for capital stock;

    - any declaration or payment of a dividend, issuance of rights, stock or other property or redemption or other acquisition of rights in connection with any stockholder rights plan; or

    - payments under the guarantee and the expense agreement.

"JUNIOR SECURITIES" means (i) capital stock or debt securities of the Issuer that rank, in right of payment in all respects, PARI PASSU with or junior to the junior subordinated debt securities and

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
(ii) warrants, options and other rights to acquire or convert into capital stock or debt securities of the kind described in clause (i).

MANDATORY REDEMPTION

    The preferred securities will remain outstanding until the Trust redeems them or distributes the junior subordinated debt securities in exchange for the preferred securities. Any redemption of preferred securities must occur as described below. Any exchange distribution must occur as described below in "--Exchange of Preferred Securities for Junior Subordinated Debt Securities".

    REDEMPTION OF PREFERRED SECURITIES AND COMMON SECURITIES

    If the Issuer repays or redeems the junior subordinated debt securities at any time, whether at their stated maturity, upon acceleration after an Indenture Event of Default or upon optional redemption, the Trust will be obligated to redeem a Like Amount of preferred securities and common securities on the redemption date at the redemption price specified in the prospectus supplement. In this context, "LIKE AMOUNT" means preferred securities and common securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the junior subordinated debt securities to be contemporaneously repaid or redeemed.

    REPAYMENT AND REDEMPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

    The junior subordinated debt securities will mature on the date set forth in the applicable prospectus supplement. We will also be entitled to redeem the junior subordinated debt securities before their stated maturity, as follows:

    - on or after the date set forth in the applicable prospectus supplement, in whole or in part, PROVIDED that no partial redemption may occur during an Extension Period, or

    - in whole at any time within 90 days after the occurrence of a Tax Event or an Investment Company Act Event.

See "Description of the Junior Subordinated Debt Securities--Optional Redemption" for the definitions of "Tax Event" and "Investment Company Act Event".

    The Indenture provides that if a Tax Event has occurred and is continuing and we do not elect to redeem the junior subordinated debt securities, we may be required to pay certain Additional Sums on the junior subordinated debt securities. The Indenture provisions regarding repayment and redemption of the junior subordinated debt securities, as well as information about the effect that possible tax law changes may have on the junior subordinated debt securities and preferred securities, are addressed in "Description of the Junior Subordinated Debt Securities--Stated Maturity; Shortening and Extension" and "--Optional Redemption".

    REDEMPTION PROCEDURES

    The Property Trustee will give notice of any redemption of preferred securities to the holders of preferred securities not less than 30 nor more than 60 days before the redemption date, unless the redemption results from acceleration of the maturity of the junior subordinated debt securities and the Property Trustee cannot reasonably give this notice during this period. In that case, the Property Trustee will give the notice as soon as practicable. In all cases, the Property Trustee will give the notice of redemption in the manner described below under "--Notices".

    Payment of the redemption price for any preferred securities will be made against surrender of the certificates representing those preferred securities (or, in the case of any preferred securities held in book-entry form, in accordance with the applicable procedures of the Depositary). However, any distributions that are payable on a distribution date that falls on or before the redemption date will be payable to the persons who are the holders of those preferred securities on the record date for the distribution date.

    If the Property Trustee gives a notice of redemption, it will irrevocably deposit with the Depositary (in the case of any book-entry preferred securities) or the Paying Agent (in the case of any non-book-entry preferred securities), on the redemption date, funds sufficient to pay the redemption price for all preferred securities to be redeemed on that date (to the extent the funds are available to the Property Trustee). Upon the date of such deposit, all rights of the holders of the preferred securities called for redemption will cease, except the right of those holders to receive the redemption price (but without additional interest on that amount), and those preferred securities will cease to be outstanding. If payment of the redemption price for any preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Issuer under the guarantee (or if notice of redemption is not given as required), distributions on those preferred securities will continue to accumulate to the date the redemption price is actually paid.

    If less than all the preferred securities and common securities are to be redeemed on a redemption date, the aggregate Liquidation Amount of preferred securities and common securities to be redeemed will be allocated PRO RATA between the outstanding preferred securities and the outstanding common securities, based upon their respective aggregate Liquidation Amounts. Not more than 60 days prior to the redemption date, the Property Trustee will select the preferred securities to be redeemed from among the outstanding preferred securities not previously called for redemption. The Property Trustee may use any method of selection that it deems to be fair and appropriate, including any method that involves the redemption of a portion of the aggregate Liquidation Amount of any particular holder's preferred securities.

    OTHER PURCHASES OF PREFERRED SECURITIES

    Subject to applicable law (including U.S. federal securities laws), we may purchase outstanding preferred securities by tender, in the open market or by private agreement. These purchases may occur at any time and from time to time other than during an Extension Period.

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBT SECURITIES

    The holders of the common securities will have the right at any time, in their sole discretion, to elect to dissolve the Trust. Upon such an election, and after liabilities of creditors of the Trust have been satisfied as provided by applicable law, the Property Trustee will cause a Like Amount of junior subordinated debt securities to be distributed in exchange for all the outstanding preferred securities and common securities, in liquidation of the Trust. In this context, "LIKE AMOUNT" means junior subordinated debt securities having an aggregate principal amount equal to the aggregate Liquidation Amount of all outstanding preferred securities and common securities. The exchange distribution will be made to the persons who are the holders of record of the outstanding preferred securities and common securities on the 15th day (whether or not a business day) before the date fixed for the distribution by the Property Trustee (the "EXCHANGE DATE"). See "--Liquidation Distribution upon Dissolution".

    EXCHANGE PROCEDURES

    The Property Trustee will notify holders of preferred securities of any exchange 30 to 60 days before the Exchange Date, in the manner described below under "--Notices". On the Exchange Date, the following shall occur:

    - The preferred securities will cease to be outstanding.

    - The Depositary or its nominee will receive certificates representing the junior subordinated debt securities to be distributed in exchange for all preferred securities held in book-entry form, with those junior subordinated debt securities also being in book-entry form.

    - Any certificates representing preferred securities that are not held in book-entry form will be deemed to represent a Like Amount of junior subordinated debt securities, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those preferred securities, until those certificates are presented to the Paying Agent for exchange or transfer.

    - All rights of the holders of preferred securities will cease, except for the right of holders of preferred securities in non-book-entry form to receive certificates representing junior subordinated debt securities in non-book-entry form, upon surrender of the certificates representing their preferred securities, as described above.

    CERTAIN TAX CONSEQUENCES

    Under current U.S. federal income tax law and interpretations, and assuming, as we expect, that the Trust will not be classified as an association taxable as a corporation, holders of the preferred securities would not be taxed if the junior subordinated debt securities were distributed in exchange for preferred securities. However, if a Tax Event were to occur and the Trust became taxable on income received or accrued on the junior subordinated debt securities, both the Trust and the holders of the preferred securities could be taxed on the distribution of junior subordinated debt securities in exchange for preferred securities. See "U.S. Federal Income Tax Consequences Relating to Preferred Securities--Distribution of Junior Subordinated Debt Securities to Holders of Preferred Securities upon Liquidation of the Trust".

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    Under the Declaration of Trust, the Trust will automatically dissolve upon the occurrence of any of the following events, whichever occurs first:

    - the expiration of its term of 55 years;

    - certain events of bankruptcy, dissolution or liquidation of a holder of common securities;

    - upon the election by the holders of common securities to terminate the Trust, as described above under "--Exchange of Preferred Securities for Junior Subordinated Debt Securities";

    - redemption of all the preferred securities and common securities as described above under "--Mandatory Redemption-- Redemption of Preferred Securities and Common Securities"; or

    - the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If the Trust dissolves while the preferred securities are outstanding, the Property Trustee will liquidate the Trust as expeditiously as the Property Trustee determines to be possible. The Property Trustee will do so by distributing a Like Amount of the junior subordinated debt securities to the holders of the preferred securities and common securities in exchange for their securities, as described above under "--Exchange of Preferred Securities for Junior Subordinated Debt Securities". However, the Property Trustee will do so only after satisfying liabilities to creditors of the Trust as provided by applicable law and only if the Property Trustee determines that an exchange distribution of this kind is practical.

    If the Property Trustee determines that an exchange distribution is not practical, each holder of outstanding preferred securities will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Distribution. The "LIQUIDATION DISTRIBUTION" for any preferred securities will equal the aggregate Liquidation Amount of those preferred securities plus all accrued and unpaid distributions on them to the date of payment. If the Liquidation Distribution for all outstanding preferred securities can be paid only in part because the Trust has insufficient assets available to pay it in full, the amounts payable by the Trust on the preferred securities will be paid PRO RATA, based on their respective Liquidation Distributions.

    On any liquidation of the Trust, the holders of the common securities will be entitled to receive distributions PRO RATA with the holders of the preferred securities, unless a Trust Event of Default has occurred and is continuing. In that case, the preferred securities will have priority in right of payment over the common securities, as described below under "--Priority over Common Securities".

PRIORITY OVER COMMON SECURITIES

    Payment of distributions and the redemption price will be made in respect of the preferred securities and the common securities PRO RATA, based on the respective aggregate Liquidation

Amounts of the two classes, except as follows. If a Trust Event of Default (see the next subsection) has occurred and is continuing, the Trust will not pay any distribution or redemption price, or make any Liquidation Distribution, in respect of the common securities on any day unless any of the following have occurred:

    - In the case of any distribution to be paid, all accumulated and unpaid distributions on all outstanding preferred securities for all distribution periods ending on or before the payment day have been paid (or duly provided for) in cash.

    - In the case of any redemption price to be paid, the redemption price on all outstanding preferred securities called on or before the payment day for redemption has been paid (or duly provided for) in cash.

    - In the case of a Liquidation Distribution to be made, the Liquidation Distribution on all outstanding preferred securities has been made (or duly provided for).

Whenever any distribution or redemption price is due and payable in respect of the preferred securities, the Property Trustee will apply all available funds to the payment of those amounts in full in cash before making any payment in respect of the common securities. The Trust will not make any payment or other distribution in respect of the common securities (including on account of any purchase or other acquisition) while the preferred securities are outstanding, other than distributions, the redemption price and the Liquidation Distribution on the terms set forth in the Declaration of Trust.

    If a Trust Event of Default occurs, the holders of the common securities will be deemed to have waived all rights to act with respect to the Trust Event of Default until all Trust Events of Default have been cured, waived or otherwise eliminated. Until that time, the Property Trustee will act solely on behalf of the holders of the preferred securities and not on behalf of the holders of the common securities, and only the holders of the preferred securities will have the right to direct the Property Trustee to act on their behalf.

    Notwithstanding the foregoing, the holders of common securities may act with respect to a Trust Event of Default that results solely from a default in the payment of any amount due and payable on the common securities, or from a default or breach under any covenant in the Declaration of Trust made solely for the benefit of the holders of common securities (a "COMMON SECURITIES DEFAULT"), subject to the following conditions. The action of the common securities holders must not adversely affect the interests of the holders of preferred securities and no Trust Event of Default (and no event or condition that after the passage of time or giving of notice would result in a Trust Event of Default) that is not a Common Securities Default may have occurred and be continuing.

TRUST EVENTS OF DEFAULT

    Any one of the following events will be a "TRUST EVENT OF DEFAULT" under the Declaration of Trust. This will be the case regardless of the reason why the event occurs, whether it is voluntary or involuntary and whether or not it results from operation of law, from any judgment, decree or order of any court or from any order, rule or regulation of any administrative or governmental body:

    - the occurrence of an Event of Default under the Junior Subordinated Indenture (see "Description of the Junior Subordinated Debt
      Securities--Events of Default");

    - the default by the Trust in the payment of any distribution when it becomes due and payable and continuation of the default for 30 days;

    - the default by the Trust in the payment of any redemption price when it becomes due and payable;

    - a material default or breach under any covenant or warranty of the Trust Trustees in the Declaration of Trust, and continuation of the default or breach for 60 days after a notice default has been given, which may be given only by the holders of at least 25% in aggregate Liquidation Amount of the outstanding preferred securities, as provided under the Declaration of Trust; or

    - the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days.

    Within five business days after learning about a Trust Event of Default, the Property Trustee will notify the holders of the outstanding preferred securities and common securities, unless the Trust Event of Default has been cured or waived. The Issuer, as Depositor, and the Administrators are obligated to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration of Trust.

ENFORCEMENT RIGHTS

    If an Event of Default under the Junior Subordinated Indenture occurs and is continuing as to a series of corresponding junior subordinated debt securities, the Property Trustee, as the holder of the junior subordinated debt securities, will have the right to declare the principal of and premium and interest, if any, on the corresponding junior subordinated debt securities, and any other amounts payable under the Junior Subordinated Indenture, due and payable and to enforce its other rights as a creditor with respect to such corresponding junior subordinated debt securities.

    This means, however, that as a holder of the related preferred securities, you must rely on the Property Trustee to enforce its rights against the Issuer, subject to the following provisions.

    RIGHT TO DIRECT PROPERTY TRUSTEE'S ACTIONS

    The holders of a majority in aggregate Liquidation Amount of outstanding preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Property Trustee under the Declaration of Trust, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the junior subordinated debt securities. Accordingly, the Property Trustee will not take any of the following actions without obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of the outstanding preferred securities (or, in the case of any action that under the Indenture may be taken only with the prior consent of each affected holder of junior subordinated debt securities, without the prior consent of each holder of outstanding preferred securities):

    - direct the time, method or place of conducting any proceeding for any remedy available to, or executing any trust or power conferred on, the Indenture Trustee with respect to the junior subordinated debt securities;

    - waive any past default that may be waived under the Indenture;

    - exercise any right to rescind or annul a declaration that the aggregate principal amount of the junior subordinated debt securities be due and payable;

    - consent to any amendment, modification or termination of the Indenture or the junior subordinated debt securities, if the consent of any holder of junior subordinated debt securities is required under the Indenture; or

    - revoke any action previously authorized or approved by the holders of the preferred securities except by, or with the subsequent authorization or approval of, the holders of the preferred securities.

Before taking any of the actions described above, the Property Trustee must also obtain an opinion of counsel, experienced in the following matters, to the effect that the action will not cause the Trust to be classified as an association taxable as a corporation, or as other than a grantor trust, or cause the junior subordinated debt securities to be treated as other than indebtedness of the Issuer, for U.S. federal income tax purposes. The Property Trustee will notify the holders of preferred securities of any notice of default with respect to the junior subordinated debt securities, in the manner described below under "--Notices".

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
    Any required approval of holders of preferred securities may be given by written consent or at a meeting convened for that purpose. The Property Trustee must cause a notice of any matter upon which holders of preferred securities are to act by written consent, or of any meeting at which holders of preferred securities are entitled to vote, to be given to the holders of preferred securities in the manner described below under "--Notices".

    RIGHT OF DIRECT ACTION

    If an Event of Default under the Junior Subordinated Indenture has occurred and is continuing and is attributable to the failure of the Issuer to pay any interest or principal on the junior subordinated debt securities when due and payable, a holder of preferred securities may begin a legal proceeding directly against the Issuer for enforcement of payment, to that holder, of the interest (including any Additional Sums) or principal due and payable on junior subordinated debt securities having a principal amount equal to the aggregate Liquidation Amount of that holder's preferred securities (a "DIRECT ACTION"). The Issuer may not amend the Indenture to remove the right of any holder of outstanding preferred securities to bring a Direct Action without the prior written consent of that holder. The Issuer will have the right under the Indenture to set off any payment made to a holder of preferred securities in connection with a Direct Action. Except for the right to bring a Direct Action, holders of preferred securities will not have the right to exercise directly against the Issuer any remedy available to a holder of junior subordinated debt securities.

    RIGHT TO ACCELERATE JUNIOR SUBORDINATED DEBT SECURITIES

    The holders of certain minimum percentages of the outstanding preferred securities will be entitled to exercise certain rights of the holders of the junior subordinated debt securities under the Indenture, if the holders of junior subordinated debt securities do not do so. These rights include the right to accelerate the maturity of the junior subordinated debt securities when an Event of Default under the Junior Subordinated Indenture has occurred and is continuing, to cancel a declaration of acceleration of the junior subordinated debt securities and to waive certain defaults under the Indenture. See "Description of the Junior Subordinated Debt Securities--Events of Default".

MERGERS, CONSOLIDATIONS, AMALGAMATIONS AND REPLACEMENTS OF THE TRUST

    At the request of the holders of the common securities and without the consent of any holder of preferred securities or any Trust Trustee or Administrator, the Trust may merge with or into, or consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, another person (each, a "TRUST SUCCESSOR TRANSACTION"), but only if that other person is a trust organized as such under the laws of any state in the United States and only if all the following requirements are met:

    - The successor entity (if not the Trust) EITHER expressly assumes all the obligations of the Trust with respect to the preferred securities or substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, PROVIDED THAT the successor securities rank at least as high as the preferred securities rank with regard to the priority in right of payment of all distributions and other amounts payable upon liquidation, redemption and otherwise.

    - The successor entity (if not the Trust) has a purpose identical to that of the Trust.

    - A trustee of the successor entity (if not the Trust) possessing the same powers and duties as the Property Trustee is appointed to hold the junior subordinated debt securities.

    - The successor securities (if any) are listed, or will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed.

    - The Trust Successor Transaction does not cause the preferred securities (or any successor securities) to be downgraded by any nationally recognized statistical rating organization that assigns ratings to the preferred securities.

    - The Trust Successor Transaction does not adversely affect the material rights, preferences and privileges of the holders of the preferred securities (or any successor securities) in any material respect.

    - Prior to the Trust Successor Transaction, the Issuer and the Trust have received an opinion from independent counsel to the Issuer and the Trust, experienced in the following matters, to the effect that (i) the Trust Successor Transaction will not adversely affect the rights, preferences and privileges of the holders of the preferred securities (or any successor securities) in any material respect and (ii) upon completion of the Trust Successor Transaction, the Trust or the successor entity, as applicable, will not be required to register as an investment company under the Investment Company Act.

    - The Issuer (or any permitted successor), together with its permitted assignees, holds all the common securities of the Trust or all comparable securities of the successor entity, as applicable, and guarantees the obligations of the successor entity (if not the Trust) in respect of the preferred securities (or any successor securities) at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not engage in a Trust Successor Transaction that would cause the Trust or the successor entity, as applicable, to be classified as an association taxable as a corporation or as other than a grantor trust, or would cause the junior subordinated debt securities or any successor securities to be treated as other than indebtedness of the Issuer, for U.S. federal income tax purposes, unless it first obtains the consent of all holders of outstanding preferred securities. Except as permitted under the provisions described above, the Trust may not engage in any Trust Successor Transaction.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION OF TRUST

    Except as provided below and under "Description of Guarantee and Expense Agreement--Amendments, Assignment and Succession", and as otherwise required by law and the Declaration of Trust, the holders of the preferred securities will have no voting rights.

    The holders of the common securities and the Property Trustee, without the consent of the holders of the preferred securities, may amend the Declaration of Trust from time to time to do any of the following:

    - cure any ambiguity, or correct or supplement any provision that may be inconsistent with any other provision, in the Declaration of Trust;

    - make any provision with respect to matters or questions arising under the Declaration of Trust that is not inconsistent with the other provisions of the Declaration of Trust; and

    - modify, eliminate or add to any provisions of the Declaration of Trust to any extent that may be necessary to ensure that the Trust will not be taxable as a corporation or be classified as other than a grantor trust, or to ensure that the junior subordinated debt securities are treated as indebtedness of the Issuer, for U.S. federal income tax purposes, or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act;

BUT ONLY if the amendment does not adversely affect the interests of any holder of preferred securities in any material respect and does not become effective until notice of the amendment is given to the holders of preferred securities.

    The holders of the common securities and the Property Trustee may also amend the Declaration of Trust if:

    - they obtain the consent of the holders of not less than a majority in aggregate Liquidation Amount of the outstanding preferred securities, and

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
    - the Trust Trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Trust Trustees in accordance with the amendment will not result in the Trust being taxable as a corporation or being classified as other than a grantor trust, or the junior subordinated debt securities being treated as other than indebtedness of the Issuer, for U.S. federal income tax purposes or being required to register as an "investment company" under the Investment Company Act.

Notwithstanding the foregoing, each holder of preferred securities or common securities must consent to an amendment of the Declaration of Trust that:

    - changes the amount or timing of any distribution or other payment, or otherwise adversely affects the amount or timing of any distribution or other payment required to be made as of a specified date, in respect of that holder's preferred securities and common securities, or

    - restricts the right of that holder to institute suit for the enforcement of any payment on those preferred securities and common securities on or after the date on which it becomes due and payable.

    For the purpose of any vote or consent of holders of preferred securities, any preferred securities owned by the Issuer, any Trust Trustee or any affiliate of the Issuer or any Trust Trustee will be treated as if they were not outstanding.

NOTICES

    Notices to be given to holders of preferred securities held in book-entry form will be given only to the Depositary in accordance with its applicable procedures. Notices to be given to holders of preferred securities not held in book-entry form may be given by mail to the respective addresses of the holders as they appear in the security register. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

PAYMENT AND PAYING AGENCY

    Payments in respect of any preferred securities held in book-entry form will be made only to the Depositary or its nominee in accordance with its applicable procedures. Payments in respect of any preferred securities not held in book-entry form will be made at the offices of any Paying Agent. However, at the option of the Issuer, distributions payable on non-book-entry preferred securities may be paid by check mailed to the persons entitled to receive them, at their addresses appearing on the security register on the relevant record date.

    The Property Trustee will initially serve as the Paying Agent. From time to time, the Property Trustee may select one or more firms to act as the Paying Agent or as co-Paying Agents. Each Paying Agent must be a bank or trust company acceptable to the Administrators. A Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Issuer. In the event there is no Paying Agent, the Property Trustee will appoint a firm to act as Paying Agent.

    If any distribution, redemption price or other amount is payable in respect of the preferred securities on a day that is not a business day, the payment may be made on the next succeeding business day unless that business day is in a different calendar year, in which case the payment may be made on the next preceding business day. Each payment made on the next succeeding or preceding business day as described above may be made with the same force and effect as if made on the day on which the payment is originally payable.

     THE OWNERS OF BENEFICIAL INTERESTS IN PREFERRED SECURITIES HELD IN BOOK-ENTRY FORM WILL NOT HAVE ANY RIGHTS UNDER THE DECLARATION OF TRUST OR THE INDENTURE TO RECEIVE PAYMENTS IN RESPECT OF THOSE PREFERRED SECURITIES. THOSE BENEFICIAL OWNERS WILL HAVE ONLY SUCH RIGHTS AS MAY EXIST UNDER THE APPLICABLE PROCEDURES OF THE DEPOSITARY AND ITS DIRECT AND INDIRECT PARTICIPANTS. FOR A DESCRIPTION OF CERTAIN MATTERS RELATING TO SECURITIES HELD IN BOOK-ENTRY FORM, SEE "DESCRIPTION OF THE SECURITIES WE MAY OFFER--LEGAL OWNERSHIP".

Any moneys deposited with the Property Trustee or any Paying Agent, or then held in trust by the Issuer or the Trust, for the payment of any amount due and payable on any preferred securities, and remaining unclaimed for two years after the amount has become due and payable, will, at the request of the Issuer, be repaid to the Issuer. Thereafter, the holders of those preferred securities will look, as a general unsecured creditor, only to the Issuer for payment thereof.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the preferred securities. The Property Trustee will exchange and register transfers of preferred securities without charge by or on behalf of the Trust, but will require payment of any tax or other governmental charge that may be imposed in connection with the exchange or transfer. If any preferred securities have been called for redemption, the Property Trustee may refuse to register any transfer of those preferred securities during a period beginning 15 days before the redemption date.

REGARDING THE TRUST TRUSTEES

    REMOVAL AND APPOINTMENT OF SUCCESSORS

    The holders of at least a majority in aggregate Liquidation Amount of the outstanding preferred securities may remove the Trust Trustees for cause or, if an Event of Default under the Indenture has occurred and is continuing, with or without cause. If a Trust Trustee is removed by the holders of the outstanding preferred securities, the successor may be appointed by the holders of at least 25% in aggregate Liquidation Amount of the outstanding preferred securities. If a Trust Trustee resigns, it will appoint its successor. If a Trust Trustee fails to appoint a successor, the holders of at least 25% in aggregate Liquidation Amount of the outstanding preferred securities may appoint a successor. If a successor has not been appointed by the holders, any holder of preferred securities or common securities, or the other Trust Trustee, may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank and, at the time of appointment, must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of a Trust Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

    MERGER, CONSOLIDATION, ETC.

    If a Trust Trustee merges, consolidates with or converts into, another person, or another person succeeds to all or substantially all the corporate trust business of that Trust Trustee, that other person will be the successor of that Trust Trustee under the Declaration of Trust, but only if that other person is qualified and eligible to be a Trust Trustee.

    DUTIES OF PROPERTY TRUSTEE

    The Property Trustee undertakes to perform only those duties that are specifically set forth in the Declaration of Trust, unless a Trust Event of Default is continuing. In that event, the Property Trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee will have no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur as a result. If no Trust Event of Default is continuing and the Property Trustee must decide between alternative causes of action or construe ambiguous provisions in the Declaration of Trust, or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one on which the holders of preferred securities and common securities are entitled under the Declaration of Trust to vote, then the Property Trustee may take any action that it deems to be advisable and in the best interests of the holders of the preferred securities and common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Declaration of Trust authorizes and directs the Administrators and the Property Trustee to conduct the affairs of and to operate the Trust so that the Trust will not be required to register as an "investment company" under the Investment Company Act or be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the junior subordinated debt securities will be treated as indebtedness of the Issuer for U.S. federal income tax purposes. The Declaration of Trust authorizes the Property Trustee and the holders of common securities to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration of Trust, that they (or any successor entity) determine in their discretion to be necessary or desirable for these purposes, as long as the action does not adversely affect the interests of the holders of the preferred securities in any material respect. Holders of the preferred securities will have no preemptive or similar rights.

GOVERNING LAW

    The Declaration of Trust and the preferred securities and common securities provide that they are to be governed by and construed in accordance with the laws of Delaware.

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
             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    This section summarizes the main provisions of the junior subordinated debt securities and the Junior Subordinated Indenture, but it does not describe all the provisions. Therefore, you should read the full text of the Indenture for a complete description of the junior subordinated debt securities. We have filed a form of the Junior Subordinated Indenture as an exhibit to the registration statement.

     THE TERM "INDENTURE", WHEN USED IN THIS SECTION, REFERS ONLY TO THE INDENTURE FOR THE JUNIOR SUBORDINATED DEBT SECURITIES OF THE ISSUER AND NOT TO THE INDENTURES FOR THE SENIOR DEBT SECURITIES OR THE SUBORDINATED DEBT SECURITIES.

    This section uses terms that are defined in the Junior Subordinated Indenture and the Declaration of Trust. Unless we define those terms in this prospectus, we intend for them to have the meanings given them in the Junior Subordinated Indenture or the Declaration of Trust, as the case may be.

GENERAL

    Concurrently with the issuance of the preferred securities, the relevant Issuer will issue the junior subordinated debt securities under the Indenture, and the Trust will use the proceeds from the sale of the preferred securities, together with the consideration paid by the Issuer for the common securities, to purchase the junior subordinated debt securities. The junior subordinated debt securities will initially equal the sum of the initial aggregate Liquidation Amount of the preferred securities and the common securities. Unless the Trust distributes the junior subordinated debt securities in exchange for the preferred securities as described below, the junior subordinated debt securities will be held in the name of the Property Trustee in trust for the benefit of the holders of the preferred securities and common securities.

    The junior subordinated debt securities will be general, unsecured obligations of the Issuer and will be subordinated in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Debt of the Issuer. Because each Issuer is a holding company, the junior subordinated debt securities will also effectively be subordinated to all existing and future liabilities of the Issuer's subsidiaries (other than trade accounts payable and accrued liabilities arising in the ordinary course). See "Risk Factors--Risks Relating to the Preferred Securities--Our Obligations to You Will Be Deeply Subordinated".

INTEREST

    Interest will accrue on the principal of the preferred securities from their original issue date at the annual rate set forth in the applicable prospectus supplement. Unless deferred as described below, interest will be payable quarterly in arrears on the dates set forth in the applicable prospectus supplement to the persons who are the record holders of the junior subordinated debt securities at the close of business on the 15th day (whether or not a business day) next preceding the relevant interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year of 12 30-day months.

    As long as no Event of Default under the Indenture has occurred and is continuing, the Issuer will have the right to defer the payment of interest on the junior subordinated debt securities as described in "Description of the Preferred Securities--Distributions--Extension Periods". However, during an Extension Period, interest will continue to accrue on the junior subordinated debt securities and, to the extent permitted by applicable law, additional interest will accrue on each deferred interest payment at an annual rate specified in the prospectus supplement, compounded quarterly from the corresponding interest payment date. The term "INTEREST", wherever we use it in this prospectus with respect to the junior subordinated debt securities, includes any of this additional interest. In addition, during any Extension Period, the Indenture will prohibit the Issuer and its subsidiaries from taking certain actions described in "Description of the Preferred Securities--Distributions--Extension Period Restrictions".

    Any interest that would otherwise become due and payable in respect of any junior subordinated debt securities during an Extension Period will not become due and payable until the day after the period ends. If the principal of any junior subordinated debt securities becomes due and payable on a day that would otherwise occur during an Extension Period, that period will end automatically on the next preceding day (which will be the last day of that period).

STATED MATURITY; SHORTENING AND EXTENSION

    The junior subordinated debt securities will initially have a stated maturity. However, the Issuer will have the option at any time to shorten the stated maturity to a date not earlier than a date set forth in the applicable prospectus supplement. The Issuer would expect to exercise this option if, for example, a tax development occurred that could adversely affect the deductibility of the interest payments on the junior subordinated debt securities and shortening the maturity would preserve such deductibility.

    If provided in the Indenture, the Issuer will also have the option at any time to extend the stated maturity to a date set forth in the applicable prospectus supplement, but only if the Issuer has long-term senior unsecured debt that is outstanding and rated Investment Grade when it gives notice of the extension as described below. As used herein, "INVESTMENT GRADE" means either a rating of BBB or better by Standard & Poor's Ratings Services (or any equivalent successor rating) or a rating of Baa3 or better by Moody's Investors Service, Inc. (or any equivalent successor rating).

    To exercise its option to shorten or extend the stated maturity, the Issuer must select a date when the change is to become effective and must notify the Indenture Trustee, and the Indenture Trustee must notify the holders of the junior subordinated debt securities in the manner described below under "--Notices", of the new stated maturity and the effective date of the change. The notice must be given not less than 30 days nor more than 60 days before the effective date. Any notice of this kind will be irrevocable when given.

OPTIONAL REDEMPTION

    The Issuer will have the option to redeem the junior subordinated debt securities before the stated maturity as follows:

    - on or after a date set forth in the applicable prospectus supplement, in whole at any time or in part from time to time (PROVIDED that no partial redemption may occur during an Extension Period), or

    - in whole (but not in part) at any time within 90 days after the occurrence of a Tax Event or an Investment Company Act Event (as defined below).

    If the Issuer elects to redeem any junior subordinated debt securities, it will do so at a redemption price equal to the principal amount of the junior subordinated debt securities to be redeemed, plus any accrued and unpaid interest on those securities to the redemption date. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities called for redemption. The Issuer may not elect to redeem any junior subordinated debt securities on a redemption date that would occur during an Extension Period unless it elects to redeem all outstanding junior subordinated debt securities on that date.

    The Issuer must give notice of any redemption to the holders of the junior subordinated debt securities 30 to 60 days before the redemption date in the manner described below under "--Notices". In all other respects, the procedures for redeeming the junior subordinated debt securities will be similar to those for redeeming the preferred securities, described under "Description of the Preferred Securities--Mandatory Redemption-- Redemption Procedures".

    DEFINITION OF TAX EVENT

    "TAX EVENT" means the receipt by the Issuer (and, if the preferred securities are outstanding, the Trust) of an opinion of independent counsel, experienced in the following matters, to the effect that as a result of any Tax Change (as defined

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below), there is more than an insubstantial risk that any of the following will occur:

    - The Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax with respect to income received or accrued on the junior subordinated debt securities.

    - Interest payable by the Issuer or OID accruing on the junior subordinated debt securities is not, or within 90 days after the opinion of counsel will not be, deductible by the Issuer, in whole or in part, for U.S. federal income tax purposes.

    - The Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

As used above, "TAX CHANGE" means any of the following:

    - any amendment to, clarification of or change (including any announced prospective change) in the laws, or any regulations under the laws, of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date of the applicable prospectus supplement, or

    - any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or any judicial decision, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving the Issuer or the Trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the applicable prospectus supplement.

For a description of certain tax law developments that could result in a Tax Event and thus early redemption of the junior subordinated debt securities and the preferred securities, see "U.S. Federal Income Tax Consequences Relating to Preferred Securities--Possible Tax Law Changes".

    DEFINITION OF INVESTMENT COMPANY ACT EVENT

    "INVESTMENT COMPANY ACT EVENT" means the receipt by the Issuer and the Trust of an opinion of counsel, experienced in the following matters, to the following effect: As a result of the occurrence of a change (including any announced prospective change) in law or regulation, or a written change (including any announced prospective change) in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act. To be effective for this purpose, the change or prospective change must become effective (or the prospective change will become effective) on or after the date of the applicable prospectus supplement.

    PAYMENT OF ADDITIONAL SUMS

    If a Tax Event has occurred and is continuing and the Issuer does not elect to redeem the junior subordinated debt securities and thereby cause a mandatory redemption of the preferred securities (and does not elect to liquidate the Trust and cause the junior subordinated debt securities to be distributed to the holders of the preferred securities and common securities in exchange for their securities) as described above, the preferred securities will remain outstanding and the Issuer will be obligated to pay Additional Sums on the junior subordinated debt securities. "ADDITIONAL SUMS" means such additional amounts as may be necessary so that the amount of distributions that are due and payable by the Trust on the outstanding preferred securities and common securities at any time will not be reduced as a result of certain additional taxes, duties and other governmental charges to which the Trust has become subject as a result of the Tax Event.

    EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBT SECURITIES

    As described under "Description of the Preferred Securities--Exchange of Preferred Securities for Junior Subordinated Debt Securities", the holders of common securities may

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elect to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Trust to distribute the junior subordinated debt securities to the holders of the preferred securities and common securities in exchange for these securities. Junior subordinated debt securities distributed in exchange for preferred securities held in book-entry form will also be issued, upon the distribution, in book-entry form. We expect that any book-entry arrangements for the junior subordinated debt securities would be substantially similar to those that will apply to the preferred securities. See "Description of the Securities We May Offer--Legal Ownership". The Issuer will be obligated to use its best efforts to list the junior subordinated debt securities on the American Stock Exchange (or such other stock exchange or organization, if any, on which the preferred securities are then listed) if an exchange distribution occurs. We can give no assurance as to the market price of any junior subordinated debt securities that may be distributed to the holders of the preferred securities.

CERTAIN COVENANTS OF THE ISSUER

    The Issuer will make the following covenants in the Indenture:

    - to hold, directly or indirectly through one or more subsidiaries, 100% of the common securities, PROVIDED THAT permitted successors under the Indenture may succeed to its ownership of the common securities;

    - not to terminate, wind-up or liquidate the Trust voluntarily, except in connection with a distribution of junior subordinated debt securities in exchange for preferred securities or a Trust Successor Transaction permitted by the Declaration of Trust; and

    - to use its reasonable efforts, consistent with the Declaration of Trust, to cause the Trust to be classified as a grantor trust or not to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

    RESTRICTIONS ON CERTAIN PAYMENTS. If any of the following has occurred and is continuing:

    - any event of which the Issuer has knowledge that

      - with notice or the lapse of time, or both, would constitute an Event of Default with respect to the junior subordinated debt securities of such series and

      - in respect of which the Issuer has not taken reasonable steps to cure,

    - the junior subordinated debt securities are held by a Trust of a series of related preferred securities and the Issuer is in default with respect to its payment of any obligations under the guarantee relating to such preferred securities, or

    - the Issuer has given notice of an Extension Period with respect to the junior subordinated debt securities of such series and has not rescinded such notice, or such Extension Period, or any extension thereof, then the Issuer will not, and will not permit any subsidiary to:

    - pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Issuer's capital stock,

    - make any payment of principal of, or premium or interest, if any, on, or repay or repurchase or redeem any debt securities of the Issuer (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities, or

    - make any guarantee payments with respect to any guarantee by the Issuer of the debt securities of any subsidiary if such guarantee ranks equally with or junior in interest to the junior subordinated debt securities,

PROVIDED THAT the Issuer may continue to:

    - pay any dividends or distributions in common stock of the Issuer,

    - redeem or purchase any rights pursuant to any stockholder protection rights plan and

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      declare a dividend of such rights or the issuance of stock under such plans,

    - make any payment under any guarantee of the preferred securities by the Issuer, and

    - purchase common stock related to the issuance of common stock under any of the Issuer's benefit plans for its directors, officers or employees.

MODIFICATION OF INDENTURE

    There are three types of changes we can make to the Indenture and the junior subordinated debt securities.

    CHANGES REQUIRING YOUR APPROVAL. The first type of change cannot be made to your junior subordinated debt securities without your specific approval. They are:

    - a change in the stated maturity of the junior subordinated debt securities (except to shorten or extend it as permitted by the Indenture), a reduction in the principal amount of the junior subordinated debt securities, or a reduction in the rate or extension of the time of payment of interest on the junior subordinated debt securities (except for any permitted deferral in connection with an Extension Period), and

    - a reduction in the percentage of principal amount of the outstanding junior subordinated debt securities, the holders of which are required to consent to any modification of the Indenture.

    CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the Indenture and the junior subordinated debt securities is the kind that requires a vote in favor by holders of junior subordinated debt securities owning a majority of the principal amount of the outstanding securities of the particular series affected.

    CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote of the holders of the junior subordinated debt securities. This type is limited to (i) curing ambiguities, defects or inconsistencies as long as such changes do not adversely affect the interests of the holders of the junior subordinated debt securities or the related preferred securities in any material respect and (ii) qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act.

    CONSENT OF THE RELATED PREFERRED SECURITY HOLDERS. As long as the related preferred securities are outstanding, the Property Trustee, as the holder of the junior subordinated debt securities, will not be permitted to consent to any modification, waiver or termination of the Indenture without obtaining the consent of the holders of preferred securities as required under the Declaration of Trust. See "Description of the Preferred Securities--Enforcement Rights".

EVENTS OF DEFAULT

    You will have special rights if an Event of Default under the Indenture occurs and is not cured, as described later in this subsection.

    WHAT IS AN EVENT OF DEFAULT? The term "EVENT OF DEFAULT" under the Indenture means any of the following:

    - We do not pay interest or any Additional Sum on the junior subordinated debt securities within 30 days of its due date (except a permitted deferral during an Extension Period will not be a default).

    - We do not pay the principal of the junior subordinated debt securities when due, whether at maturity or upon redemption (except when the maturity date has been extended as permitted by the Indenture).

    - We remain in breach of any other covenant in the Indenture in any material respect for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Indenture Trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities.

    - We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

    REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and is

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continuing, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debt securities may declare the principal of all junior subordinated debt securities to be due and payable immediately. If the preferred securities are outstanding and the Indenture Trustee or those holders of junior subordinated debt securities fail to exercise this right, the holders of at least 25% in aggregate Liquidation Amount of the outstanding preferred securities may do so. The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities may also cancel any declaration of acceleration. If they do not exercise this right, the holders of a majority in aggregate Liquidation Amount of the outstanding preferred securities may do so.

    The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities may, on behalf of the holders of all junior subordinated debt securities, waive any default under the Indenture other than:

    - a default in the payment of principal or interest (and any Additional
      Sum), unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal (and any Additional Sum) due otherwise than by acceleration has been deposited with the Indenture Trustee, or

    - a default in respect of a covenant that under the Indenture cannot be modified or amended without the consent of the holder of each affected junior subordinated debt security.

If they do not exercise this right, the holders of a majority in aggregate Liquidation Amount of the outstanding preferred securities may do so.

    The holders of a majority in aggregate principal amount of outstanding junior subordinated debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. This right, as well as the rights of the holders of junior subordinated debt securities with regard to acceleration, cancellation and waiver described above, will be subject to the enforcement rights of the holders of preferred securities when the preferred securities are outstanding. See "Description of the Preferred Securities--Enforcement Rights". The Issuer will be obligated to provide the Indenture Trustee (and, if the preferred securities are outstanding, the Property Trustee) annually a certificate as to whether or not the Issuer is in compliance with the provisions of the Indenture applicable to it.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell, lease or otherwise transfer substantially all of our assets to another company or firm. However, we may not take any of these actions unless all the following conditions are met:

    - If we merge out of existence or transfer our assets, the entity into which we merge or sell our assets must be a corporation organized under the laws of the United States, any state thereof or the District of Columbia and it must agree to be legally responsible for the Issuer's obligations in respect of the junior subordinated debt securities, the Indenture, the guarantee and the expense agreement.

    - Immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

The conditions referred to above will apply only with respect to a transaction specifically mentioned above; other transactions, including transactions that involve a change of control of the Issuer or an acquisition by the Issuer of the stock or assets of another person, would not be subject to these conditions.

    The general provisions of the Indenture do not afford holders of the junior subordinated debt securities (or related preferred securities) protection in the event of a highly leveraged or

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other transaction involving the Issuer that may adversely affect the interests of those holders.

SATISFACTION AND DISCHARGE

    The Indenture provides that, except as noted below, the Indenture will cease to be of further effect, and the Issuer will be deemed to have satisfied and discharged the Indenture, when the following conditions (among others) have been satisfied:

    - All debt securities not previously delivered to the Indenture Trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year.

    - The Issuer deposits with the Indenture Trustee, in trust, funds sufficient to pay the entire indebtedness on those debt securities not previously delivered for cancellation, for the principal and interest (including any Additional Sums) to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not).

The Issuer will remain obligated to provide for registration of transfer and exchange and notices of redemption and in certain other ministerial respects.

SUBORDINATION

    Unless the prospectus supplement provides otherwise, the following provisions will apply to the junior subordinated debt securities:

    The payment of principal, any premium and interest on the junior subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Debt. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they come due, the holders of all of our Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Debt before you and the other registered holders of junior subordinated debt securities will be entitled to receive any payment or distribution on the junior subordinated debt securities. These circumstances include the following circumstances:

    - We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

    - We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

    - We make any assignment for the benefit of creditors.

    - We are subject to any other marshalling of our assets.

    In addition, we are generally not permitted to make payments of principal, any premium or interest on the junior subordinated debt securities if we default in our obligation to make payments on Senior Debt and do not cure such default.

    After payment in full of all amounts owed on Senior Debt, the holders of junior subordinated debt securities, together with the holders of any equally ranking obligations, will be paid from the remaining assets of the Issuer the amounts owed on the junior subordinated debt securities and those other obligations before any payment or other distribution will be made on any capital stock or any junior ranking obligations of the Issuer.

    If any holder of junior subordinated debt securities receives any payment or distribution on his securities before all the Senior Debt has been paid in full, the holder must receive the payment or distribution in trust for the benefit of, and must pay over or deliver and transfer the same to, the holders of the Senior Debt at the time outstanding to the extent necessary to pay all the Senior Debt in full.

    These subordination provisions mean that if we are insolvent a holder of our Senior Debt may ultimately receive out of our assets more than a holder of the same amount of our junior subordinated debt securities, and a creditor of ours that is owed a specific amount but who owns neither our Senior Debt nor the junior

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subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Debt and an equal amount on a PRO RATA basis as a holder of junior subordinated debt securities.

    The term "SENIOR DEBT" means any obligation of the Issuer to its creditors, whether existing now or incurred in the future, unless in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not superior in right of payment to the junior subordinated debt securities, and other than trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt will also include any subordinated debt of the Issuer that does not fall within the specific exceptions described above.

    The Indenture places no limitation on the amount of additional Senior Debt that the Issuer may incur in the future. We expect to incur substantial amounts of additional Senior Debt from time to time.

PAYMENT AND PAYING AGENTS

    Unless the junior subordinated debt securities have been distributed in exchange for the preferred securities, payments in respect of the junior subordinated debt securities will be made to or upon the order of the Property Trustee. If in the future the junior subordinated debt securities have been distributed in exchange for the preferred securities, payments in respect of the junior subordinated debt securities will be made in accordance with provisions similar to those applicable to payments in respect of the preferred securities, described under "Description of the Preferred Securities--Payment and Paying Agency".

    If any interest, principal or other amount is payable in respect of the junior subordinated debt securities on a day that is not a business day, the payment may be made on the next succeeding business day unless that business day is in a different calendar year, in which case the payment may be made on the next preceding Business Day. Each payment made on the next succeeding or preceding business day as described above may be made with the same force and effect as if made on the day on which the payment is originally payable.

    Any monies deposited with the Indenture Trustee or any paying agent, or then held by the Issuer in trust, for the payment of any amount due and payable on any junior subordinated debt securities, and remaining unclaimed for two years after the amount has become due and payable, will, at the request of the Issuer, be repaid to the Issuer. Thereafter, the holders of those junior subordinated debt securities will look, as general unsecured creditors, only to the Issuer for payment of those amounts.

NOTICES

    Copies of notices to holders of junior subordinated debt securities under the Indenture will be given to the holders of the preferred securities in accordance with provisions similar to those described in "Description of the Preferred Securities--Notices" and to the Property Trustee. If in the future the junior subordinated debt securities have been distributed in exchange for the preferred securities, notices to holders of preferred securities will be given to those holders in accordance with the provisions for notices to the holders of the preferred securities referred to above.

REGARDING THE INDENTURE TRUSTEE

    The Indenture Trustee will have all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. However, the Indenture Trustee will have no obligation to act at the request of any holder of junior subordinated debt securities, unless such holder offers to reimburse the Indenture Trustee for reasonable costs, expenses and liabilities that it might incur. Also, the Indenture Trustee will not be required to expend its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment is not reasonably certain.

GOVERNING LAW

    The Indenture provides that the Indenture and the junior subordinated debt securities are to be governed by and construed in accordance with New York law.

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                 DESCRIPTION OF GUARANTEE AND EXPENSE AGREEMENT

    This section summarizes the main provisions of the guarantee and the expense agreement, but it does not describe all the provisions. Consequently, this summary is qualified by reference to the full text of the guarantee and the expense agreement. We have filed forms of the guarantee and the expense agreement as exhibits to the registration statement.

    This section uses terms that are defined in the guarantee and the expense agreement. Unless we define those terms in this section, we intend them to have the meanings given them in the guarantee or the expense agreement, as applicable.

GENERAL

    The Issuer will execute the guarantee when the preferred securities are issued. The Bank of New York will act as indenture trustee ("GUARANTEE TRUSTEE") under the guarantee for the purpose of compliance with the Trust Indenture Act, and the guarantee will be qualified as an indenture under the Trust Indenture Act. The Guarantee Trustee will hold the guarantee for the benefit of the holders of the preferred securities.

    Under the guarantee, the Issuer will irrevocably agree to pay in full, on a subordinated basis and to the extent described below, to the holders of the preferred securities, the guarantee payments as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments in respect of the preferred securities, to the extent not paid by or on behalf of the Trust, are guarantee payments:

    - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the Trust has funds legally and immediately available to pay them;

    - any redemption price required to be paid on the preferred securities, to the extent that the Trust has funds legally and immediately available to pay it; and

    - upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the junior subordinated debt securities are distributed to holders of the preferred securities in exchange for those securities), the lesser of (i) the payments made on liquidation for the preferred securities and (ii) the amount of assets of the Trust remaining available for distribution to holders of preferred securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

The Issuer may satisfy its obligation to make a guarantee payment by paying the required amounts directly to the holders of the preferred securities or by causing the Trust to pay them to the holders.

    The Issuer will be required to make payments under the guarantee only to the extent that the Trust has funds sufficient to make payments in respect of its obligations under the preferred securities. If and to the extent the Issuer does not make payments on the junior subordinated debt securities, the Trust will not be able to make payments on the preferred securities and will not have funds available to do so. However, through the guarantee, the Declaration of Trust, the junior subordinated debt securities, the Junior Subordinated Indenture and the expense agreement, taken together, the Issuer has fully, irrevocably and unconditionally guaranteed all the Trust's obligations under the preferred securities. See "Relationship Among Preferred Securities, Junior Subordinated Debt Securities, Guarantee and Expense Agreement".

STATUS OF THE GUARANTEE

    The guarantee will be a general unsecured obligation of the Issuer and will be subordinated in right of payment to all liabilities of the Issuer (other than any similar guarantees, the expense agreement and any other similar expense agreement), including all liabilities to trade creditors, and will rank PARI PASSU with the most senior class of any preferred stock that the Issuer may issue. Because the Issuer is a holding company, its obligations under the guarantee, like its obligations under the junior subordinated debt securities, will also be effectively subordinated to all existing and future liabilities of the Issuer's subsidiaries. See "Risk Factors--Risks Relating to

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the Preferred Securities--Our Obligations to You Will Be Deeply Subordinated",
and "Description of the Junior Subordinated Debt Securities-- Subordination".

AMENDMENTS, ASSIGNMENT AND SUCCESSION

    The guarantee may not be amended without the prior approval of the holders of a majority of the aggregate Liquidation Amount of the outstanding preferred securities, other than in ways that do not adversely affect the rights of holders of the preferred securities in any material respect (in which case no approval will be required). The manner of obtaining any such approval will be similar to the manner in which any approval to amend the Declaration of Trust may be obtained. See "Description of the Preferred Securities--Voting Rights; Amendment of the Declaration of Trust".

    The Issuer may not assign its obligations under the guarantee without obtaining the approval of the holders required to amend that agreement. However, any permitted successor to the Issuer's obligations under the Indenture will also succeed to its obligations under the guarantee. See "Description of the Junior Subordinated Debt Securities--Consolidation, Merger, Sale of Assets and Other Transactions". The guarantee will bind the Issuer's successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding preferred securities.

EVENTS OF DEFAULT

    An event of default under the guarantee will occur if the Issuer fails to make any guarantee payment when obligated to do so, or if the Issuer fails to perform any other obligation and the default remains unremedied for 30 days. The holders of a majority in aggregate Liquidation Amount of the outstanding preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the guarantee.

    The guarantee will guarantee payment and not collection. This means that any holder of outstanding preferred securities may begin a legal proceeding directly against the Issuer to enforce its rights under the guarantee without first beginning a legal proceeding against the Trust, the Guarantee Trustee or any other party.

    The Issuer, as guarantor, will be obligated to file annually with the Guarantee Trustee a certificate as to the Issuer's compliance with all the conditions and covenants applicable to it under the guarantee.

REGARDING THE GUARANTEE TRUSTEE

    The Guarantee Trustee undertakes to perform only those duties that are specifically set forth in the guarantee, except that, after a default by the Issuer under the guarantee, it must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee Trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur as a result.

TERMINATION OF THE GUARANTEE

    The guarantee will terminate and be of no further force or effect when:

    - the guarantee payments have been paid in full by the Issuer, the Trust or both; or

    - the junior subordinated debt securities are distributed to the holders of the preferred securities in exchange for their securities.

Until that time, the guarantee will remain in full force and effect. In addition, the guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the preferred securities must restore payment of any sums paid to it under the preferred securities or the guarantee.

GOVERNING LAW

    The guarantee provides that it is to be governed by and construed in accordance with New York law.

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EXPENSE AGREEMENT

    In the expense agreement, the Issuer will irrevocably and unconditionally guarantee to each person to whom the Trust becomes indebted or liable the full payment of all the Trust's costs, expenses and liabilities, other than the obligations of the Trust to pay amounts due to the holders of the preferred securities and common securities pursuant to the terms of those securities. The expense agreement will be enforceable by third parties.

    The Issuer's obligations under the expense agreement will be subordinated in right of payment to the same extent as the guarantee. The Issuer's obligations under the expense agreement will be subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to the guarantee.

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
 RELATIONSHIP AMONG PREFERRED SECURITIES, JUNIOR SUBORDINATED DEBT SECURITIES,
                        GUARANTEE AND EXPENSE AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

    Taken together, the Issuer's obligations under the Declaration of Trust, the junior subordinated debt securities, the Junior Subordinated Indenture, the guarantee and the expense agreement provide a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents provides this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the preferred securities.

    If and to the extent that the Issuer does not make payments on the junior subordinated debt securities, the Trust will not have funds available for payments on the preferred securities. The guarantee will not apply to payment of any amounts due on the preferred securities when the Trust does not have available funds to pay those amounts. In that event, the remedy of a holder of preferred securities is to exercise its right of Direct Action--that is, to begin a legal proceeding directly against the Issuer for enforcement of the Issuer's obligations under junior subordinated debt securities having a principal amount equal to the Liquidation Amount of the preferred securities held by the holder.

    If the Issuer makes payment on the junior subordinated debt securities and the Trust has funds available to make payments on the preferred securities but fails to do so, a holder of preferred securities may begin a legal proceeding against the Issuer to enforce the Issuer's obligations under the guarantee to make these payments. In the event that the Trust receives payments on the junior subordinated debt securities, but these funds are unavailable for payment on the preferred securities because of claims made by creditors of the Trust, the Issuer would be obligated under the expense agreement to pay those claims.

    The obligations of the Issuer under the junior subordinated debt securities are subordinated in right of payment to all Senior Debt of the Issuer. They are subordinated in the manner described in "Description of the Junior Subordinated Debt Securities--Subordination". The obligations of the Issuer under the guarantee and the expense agreement are subordinated in right of payment to all liabilities of the Issuer (other than similar guarantees and expense agreements), including liabilities to trade creditors, and will rank PARI PASSU with the most senior class of preferred stock that the Issuer may issue.

SUFFICIENCY OF PAYMENTS

    As long as payments are made when due on the junior subordinated debt securities, those payments should be sufficient to fund distributions and other amounts payable on the preferred securities, primarily because:

    - The aggregate principal amount of the junior subordinated debt securities will equal the aggregate Liquidation Amount of the preferred securities and the common securities.

    - The interest rate, interest payment dates and other payment dates for the junior subordinated debt securities will match the distribution rate, distribution dates and other payment dates for the preferred securities.

    - The expense agreement provides that the Issuer will pay any and all costs, expenses and liabilities of the Trust, other than the Trust's obligations under the preferred securities and common securities.

    - The Declaration of Trust provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Issuer has the right to set off any payment it makes under the guarantee in respect of the preferred securities against any payment it is otherwise required to make under the Junior Subordinated Indenture in respect of the junior subordinated debt securities.

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
ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

    A holder of preferred securities may begin a legal proceeding directly against the Issuer to enforce its right of Direct Action under the Junior Subordinated Indenture without first beginning a legal proceeding against the Trust, the Property Trustee or any other party. A holder of preferred securities may also begin a legal proceeding directly against the Issuer to enforce its rights under the guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other party.

    A default or event of default under any Senior Debt of the Issuer would not be a default with respect to the preferred securities or the junior subordinated debt securities. However, in the event of a payment default under, or acceleration of, any Senior Debt of the Issuer, the subordination provisions of the Junior Subordinated Indenture, the guarantee and the expense agreement provide that no payments may be made in respect of the junior subordinated debt securities, the guarantee or the expense agreement until the Senior Debt has been paid in full or any payment default under that debt has been cured or waived. See "Description of the Junior Subordinated Debt Securities-- Subordination".

LIMITED PURPOSE OF TRUST

    The preferred securities evidence a preferred undivided beneficial interest in the assets of the Trust, and the Trust exists solely to issue and sell the preferred securities and common securities, invest the sale proceeds in the junior subordinated debt securities and engage only in such other activities as may be necessary or incidental to those activities. A principal difference between the rights of a holder of preferred securities against the Trust and those of a holder of junior subordinated debt securities against the Issuer is that a holder of junior subordinated debt securities is entitled to receive from the Issuer all amounts payable on the preferred securities, while a holder of preferred securities is entitled to receive from the Trust (or from the Issuer under the guarantee) amounts payable on the junior subordinated debt securities ONLY if and to the extent the Trust has funds available to pay those amounts.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary dissolution of the Trust, the holders of preferred securities will be entitled to receive a Like Amount of junior subordinated debt securities in exchange for their preferred securities, subject to prior satisfaction of liabilities to creditors of the Trust as required by applicable law. If the Property Trustee determines that a distribution of junior subordinated debt securities is not practical, the holders of preferred securities will be entitled to receive the Liquidation Distribution out of the assets held by the Trust after satisfaction of those liabilities. See "Description of the Preferred Securities--Liquidation Distribution upon Dissolution".

    Upon any voluntary or involuntary liquidation or bankruptcy of the Issuer, the Property Trustee, as registered holder of the junior subordinated debt securities, would be a subordinated creditor of the Issuer, subordinated in right of payment to all Senior Debt as set forth in the Junior Subordinated Indenture. However, the Property Trustee would be entitled to receive payment in full of all amounts payable with respect to the junior subordinated debt securities before any holders of the Issuer's capital stock receive payments or distributions.

    In the light of the effective guarantee provided by the combined operation of the documents described above and the subordinated status of the obligations they evidence, the positions of a holder of preferred securities and a holder of junior subordinated debt securities, relative to other creditors and to stockholders of the Issuer, in the event of liquidation or bankruptcy of the Issuer, should be substantially the same.

                  ACCOUNTING TREATMENT OF PREFERRED SECURITIES

    For financial reporting purposes, each Trust will be treated as a subsidiary of the Issuer and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Issuer. The preferred securities will be presented as a separate line item in the consolidated balance sheets of the Issuer, entitled "Company--obligated mandatorily redeemable preferred securities", and appropriate disclosures about the preferred securities, the guarantee and the junior subordinated debt securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Issuer will record distributions payable on the preferred securities as minority interest in net income (loss) of consolidated subsidiaries in the consolidated statements of operations.

                 U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING
                            TO PREFERRED SECURITIES

    The following is a summary of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of preferred securities. This summary only addresses the U.S. federal income tax consequences to a person that acquires preferred securities on their original issue at their original offering price and that is:

    - an individual citizen or resident of the United States;

    - a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia;

    - an estate the income of which is subject to U.S. federal income tax without regard to its source; or

    - a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

We refer to the above persons as "U.S. HOLDERS".

    In the case of a holder of preferred securities that is a partnership for U.S. tax purposes, each partner will take into account its allocable share of income or loss from the preferred securities, and will take such income or loss into account under the rules of taxation applicable to such partner, in light of the activities of the partnership and the partner.

    This summary does not address the tax consequences to:

    - persons that are not United States Holders, except as described below under "--U.S. Alien Holders";

    - persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies;

    - persons that will hold preferred securities as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for U.S. federal income tax purposes;

    - persons whose functional currency is not the U.S. dollar; or

    - persons that do not hold preferred securities as capital assets.

    The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Issuers and the Trusts. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "CODE"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of preferred securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of preferred securities may differ from the treatment described below.

 YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISORS IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES AS TO THE U.S. FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE TRUST

    Under current law and assuming full compliance with the terms of the Declaration of Trust, the Junior Subordinated Indenture and certain other documents, the Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, each beneficial owner of preferred securities will be required to include in its gross income its pro rata share of the interest income, including OID, paid or accrued with respect to the junior subordinated debt securities, whether or not cash is actually distributed to the beneficial owners of preferred securities. See "--Interest Income and Original Issue Discount".

INTEREST INCOME AND ORIGINAL
ISSUE DISCOUNT

    Under applicable Treasury regulations (the "REGULATIONS"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether such debt instrument is issued with OID. As a result of terms and conditions of the junior subordinated debt securities that prohibit certain payments with respect to the Issuer's capital stock and indebtedness if the Issuer elects to extend interest payment periods, the Issuer believes that the likelihood of its exercising its option to defer payments is remote. See "Description of the Junior Subordinated Debt Securities--Interest". Based on the foregoing, the Issuer believes that the junior subordinated debt securities will not be considered to be issued with OID at the time of their original issuance.

    The following discussion assumes that unless and until the Issuer exercises its option to defer any payment of interest, the junior subordinated debt securities will not be treated as issued with OID.

    Under the Regulations, if the Issuer exercises its option to defer any payment of interest, the junior subordinated debt securities would at that time be treated as issued with OID, and all stated interest on the junior subordinated debt securities would thereafter be treated as OID as long as the junior subordinated debt securities remained outstanding. In such event, all of the taxable interest income of a beneficial owner of preferred securities with respect to the junior subordinated debt securities would be accounted for as OID on an economic accrual basis using a constant yield method regardless of such beneficial owner's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a beneficial owner would be required to include OID in gross income even though the Issuer would not make any actual cash payments during an Extension Period.

    The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

    Because income on the preferred securities will constitute interest or OID, corporate U.S. Holders of the preferred securities will not be entitled to a dividends-received deduction with respect to any income taken into account with respect to the preferred securities.

    Subsequent uses of the term "INTEREST" in this summary include income in the form of OID.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES TO HOLDERS OF PREFERRED SECURITIES UPON LIQUIDATION OF THE TRUST

    Under current law, a distribution by the Trust of the junior subordinated debt securities as described under the caption "Description of the Preferred Securities--Liquidation Distribution upon Dissolution" will be non-taxable and will result in the beneficial owner receiving directly its pro rata share of the junior subordinated debt securities previously held indirectly through the

Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such beneficial owner had in its preferred securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to U.S. federal income tax with respect to income accrued or received on the junior subordinated debt securities, the distribution of junior subordinated debt securities to a beneficial owner by the Trust would be a taxable event to the Trust and each beneficial owner would recognize gain or loss as if the beneficial owner had exchanged its preferred securities for the junior subordinated debt securities it received upon the liquidation of the Trust. A beneficial owner will include interest in income in respect of junior subordinated debt securities received from the Trust in the manner described above under "--Interest Income and Original Issue Discount".

SALE OR REDEMPTION OF PREFERRED SECURITIES

    A beneficial owner that sells preferred securities (including through a redemption for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the preferred securities and the amount realized on the sale of such preferred securities. Assuming that the Issuer does not exercise its option to defer payment of interest on the junior subordinated debt securities, a beneficial owner's adjusted tax basis in the preferred securities generally will be its initial purchase price. If the junior subordinated debt securities are deemed to be issued with OID as a result of the Issuer's deferral of interest payments, a beneficial owner's adjusted tax basis in the preferred securities generally will be its initial purchase price, increased by OID previously includible in such U.S. Holder's gross income to the date of disposition and decreased by distributions or other payments received on the preferred securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such beneficial owner's pro rata share of the junior subordinated debt securities required to be included in income) and generally will be long-term capital gain or loss if the preferred securities have been held for more than one year. Long-term capital gain of a non-corporate U.S. Holder is generally subject to a maximum tax rate of 20%.

    If the Issuer exercises its option to defer any payment of interest on the junior subordinated debt securities, the preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debt securities. A beneficial owner who disposes of its preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the junior subordinated debt securities through the date of disposition in income as ordinary income, but may not receive the cash related thereto. However, such beneficial owner will add such amount to its adjusted tax basis in the preferred securities. To the extent the selling price is less than the beneficial owner's adjusted tax basis, such beneficial owner will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of interest income paid and OID accrued on the preferred securities held of record by U.S. Holders (other than corporations and other exempt U.S. Holders) will be reported to the IRS. "BACKUP WITHHOLDING" at a rate of 31% will apply to payments of interest to a non-exempt U.S. Holder unless the U.S. Holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

    Payment of the proceeds from the disposition of preferred securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the beneficial owner establishes an exemption from information reporting and backup withholding.

    Backup withholding is not an additional tax. Any amounts withheld from a beneficial owner under the backup withholding rules will be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax liability, provided the required information is furnished to the IRS.

    It is anticipated that income on the preferred securities will be reported to holders on Form 1099, which is expected to be mailed to holders of the preferred securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

    You should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the junior subordinated debt securities. No such legislation is currently pending. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date hereof that would adversely affect the tax treatment of the junior subordinated debt securities or the Trust. Changes of that kind also could give rise to a Tax Event, which would permit the Issuer to cause a redemption of the preferred securities, as described more fully under the section captioned "Description of the Preferred Securities--Mandatory Redemption".

U.S. ALIEN HOLDERS

    For purposes of this discussion, a "U.S. ALIEN HOLDER" is any beneficial owner of preferred securities that is for U.S. federal income tax purposes:

    - a nonresident alien individual, or

    - a foreign corporation or partnership or estate or trust, in each case not subject to U.S. federal income tax on a net income basis in respect of income or gain in respect of the preferred securities.

Under present U.S. federal income tax laws:

    - payments by the Trust or any of its paying agents to any holder of preferred securities who is a U.S. Alien Holder will not be subject to withholding of U.S. federal income tax; PROVIDED THAT,

    - the beneficial owner of the preferred securities does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;


    - the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to the Issuer through stock ownership; and


    - either

      - the beneficial owner of the preferred securities certifies to the Trust or its agent, under penalty of perjury, that it is not a U.S. Holder and provides its name and address, or


      - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "FINANCIAL INSTITUTION"), and holds the preferred securities in such capacity, certifies to the Trust or its agent, under penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.



    - In addition, a U.S. Alien Holder of preferred securities will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of preferred securities unless the gain is effectively connected with the conduct of a trade or business in the United States by the U.S. Alien Holder or such U.S. Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.


    Recently finalized Treasury regulations that are generally effective with respect to payments after December 31, 1999 would provide alternative methods for satisfying the certification requirements described above. These regulations also would require, in the case of preferred securities held by a foreign partnership, that

    - the certification described above be provided by the partners rather than by the foreign partnership, and

    - the partnership provide certain information, including a U.S. taxpayer identification number.

A look-through rule would apply in the case of tiered partnerships.

    Under certain circumstances, payments on the sale, exchange or other disposition of preferred securities by a U.S. Alien Holder may be subject to "backup withholding" at a rate of 31% and/or information reporting may be required, unless such U.S. Alien Holder certifies that it is not a U.S. Holder and provides its name and address as described above or otherwise properly establishes an exemption.

                              PLAN OF DISTRIBUTION

    The Issuers and the Trusts may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. The name of any such underwriter or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. The Issuers and the Trusts have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

    Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. They may offer the securities on an exchange, which will be disclosed in the applicable prospectus supplement. The Issuers and the Trusts also may, from time to time, authorize dealers, acting as their agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may receive compensation from the Issuers and the Trusts in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

    Any underwriting compensation paid by the applicable Issuer and the applicable Trust to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the applicable Issuer and the applicable Trust, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

    Until the distribution of the securities is completed, rules of the Commission may limit the ability of the underwriters to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, I.E., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters may also impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.


    Any securities issued hereunder will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

    The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, the Issuers and certain of their affiliates in the ordinary course.

                           VALIDITY OF THE SECURITIES

    The validity of any securities issued hereunder will be passed upon for the Issuers by Sullivan & Cromwell, New York, New York, counsel to the Issuers, and for the Trusts with respect to certain matters of Delaware law by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Trusts. Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for any agents or underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS


    The consolidated financial statements and schedule of CSC Holdings and its subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 that are incorporated in this prospectus by reference have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



    The consolidated financial statements and schedule of Cablevision and its subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 that are incorporated in this prospectus by reference have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    It is expected that the following expenses (all of which will be paid by the registrants) will be incurred in connection with the registration and distribution of the securities:


Securities and Exchange Commission filing fee...................  $ 417,000
Blue Sky fees and expenses......................................     15,000
Legal fees and expenses.........................................    350,000
Accounting fees and expenses....................................    150,000
Printing and engraving expenses.................................    350,000
Trustee's and Depositary's fees and expenses....................     15,000
Rating Agency fees..............................................    100,000
Stock Exchange listing fees.....................................     30,000
Miscellaneous...................................................     73,000
                                                                  ---------
  Total.........................................................  $1,500,000
                                                                  ---------
                                                                  ---------



    All of these expenses except the Securities and Exchange Commission filing fee represent estimates only.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "DERIVATIVE ACTION"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    The first paragraph of Article Ninth of each Issuer's Certificate of Incorporation provides:

        The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

    Article VIII of the By-Laws of each Issuer provides:

        A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED THAT, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

        B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    Cablevision has entered into indemnification agreements with certain of its officers and directors indemnifying such officers and directors from and against certain expenses, liabilities or other matters referred to in or covered by
Section 145 of the Delaware General Corporation Law. Cablevision maintains directors' and officers' liability insurance.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The second paragraph of Article Ninth of each Issuer's Certificate of Incorporation provides for such limitation of liability.

    Under each Declaration of Trust, CSC Holdings or Cablevision, as applicable, will agree to indemnify each of the Trust Trustees, each Administrator, each Paying Agent, any Affiliate, officer, director, shareholder, employee, representative or agent of any Trust Trustee, and any employee or agent of the issuing Trust (each an "Indemnified Person"), and to hold such Indemnified Person harmless against, any loss, damage, claims, liability or expense incurred without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

ITEM 16. EXHIBITS.


     *1.1  --Form of Underwriting Agreement for Debt Securities.

     *1.2  --Form of Underwriting Agreement for Preferred Stock.

     *1.3  --Form of Underwriting Agreement for Preferred Securities.

      4.1  --Certificate of Incorporation of Cablevision Systems Corporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed by
             Cablevision Systems Corporation on January 20, 1998, File No. 333-44547 (the
             "Form S-4").

      4.2  --Certificate of Incorporation of CSC Holdings, Inc. (incorporated by reference to
             Exhibits 3.1A(i) and 3.1A(ii) to CSC Holdings' Annual Report on Form 10-K for the
             year ended December 31, 1989).

     4.2A  --Certificate of Designations for the Series H Redeemable Exchangeable Preferred
             Stock of CSC Holdings, Inc. (incorporated by reference to Exhibit 4.1C to CSC
             Holdings' Registration Statement on Form S-4, File No. 33-63691).

     4.2B  --Certificate of Designations for the Series I Cumulative Convertible Exchangeable
             Preferred Stock of CSC Holdings, Inc. (incorporated by reference to Exhibit 99.3 to CSC Holdings' Current Report on Form 8-K filed November 7, 1995).

     4.2C  --Certificate of Designations for the Series M Redeemable Exchangeable Preferred
             Stock of CSC Holdings, Inc. (incorporated by reference to Exhibit 4.1F to CSC
             Holdings' Registration Statement on Form S-4, File No. 333-02527).

      4.3  --By-laws of Cablevision Systems Corporation (incorporated by reference to Exhibit
             3.2 to the Form S-4).

      4.4  --By-laws of CSC Holdings, Inc. (incorporated by reference to Exhibit 3.20 to CSC
             Holdings' Registration Statement on Form S-4, File No. 33-62717).

      4.5  --Senior Indenture (incorporated by reference to Exhibit 4.1 to CSC Holdings'
             Registration Statement on Form S-3, File No. 333-57407).

      4.6  --Subordinated Indenture (incorporated by reference to Exhibit 4.2 to CSC Holdings'
             Registration Statement on Form S-3, File No. 333-57407).

      4.7  --Form of Junior Subordinated Indenture.

      4.8  --Form of Debt Security (included in the Senior Indenture, the Subordinated
             Indenture and the Junior Subordinated Indenture).

     *4.9  --Form of Certificate of Designations.

    *4.10  --Form of Depositary Agreement.

    *4.11  --Form of Depositary Receipt.

   **4.12  --Certificate of Trust of CSC Capital I.

   **4.13  --Certificate of Trust of CSC Capital II.

   **4.14  --Certificate of Trust of CSC Capital III.

     4.15  --Declaration of Trust of CSC Capital I.

     4.16  --Declaration of Trust of CSC Capital II.

     4.17  --Declaration of Trust of CSC Capital III.

     4.18  --Form of Amended and Restated Declaration of Trust for each of CSC Capital I, II and III.

     4.19  --Form of Preferred Security (included in the Form of Amended and Restated
             Declaration of Trust for each of CSC Capital I, II and III).

     4.20  --Form of Preferred Securities Guarantee.

     4.21  --Form of Agreement as to Expenses and Liabilities.

      5.1  --Opinion of Sullivan & Cromwell.

      5.2  --Opinion of Morris, Nichols, Arsht & Tunnel.

      8.1  --Opinion of Sullivan & Cromwell as to tax matters.

     12.1  --Computation of Ratio of Earnings to Fixed Charges and to Fixed Charges and
             Preferred Stock Dividends.

     23.1  --Consents of Sullivan & Cromwell (included in Exhibit 5.1 and Exhibit 8.1).

     23.2  --Consent of Morris, Nichols, Arsht & Tunnel (included in Exhibit 5.2).

     23.3  --Consent of KPMG LLP.

   **24.1  --Powers of Attorney.

     25.1  --Form of T-1 Statement of Eligibility of the Senior Indenture Trustee.

     25.2  --Form of T-1 Statement of Eligibility of the Subordinated Indenture Trustee.

     25.3  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Junior
             Subordinated Indenture Trustee.

     25.4  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation
             Junior Subordinated Indenture Trustee.

     25.5  --Form of T-1 Statement of Eligibility of the Property Trustee for the Amended and
             Restated Trust Agreement of CSC Capital I.

     25.6  --Form of T-1 Statement of Eligibility of the Property Trustee for the Amended and
             Restated Trust Agreement of CSC Capital II.

     25.7  --Form of T-1 Statement of Eligibility of the Property Trustee for the Amended and
             Restated Trust Agreement of CSC Capital III.

     25.8  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Preferred
             Securities Guarantee Trustee under the Guarantee for the benefit of holders of
             Preferred Securities of CSC Capital I.

     25.9  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Preferred
             Securities Guarantee Trustee under the Guarantee for the benefit of holders of
             Preferred Securities of CSC Capital II.

    25.10  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Preferred
             Securities Guarantee Trustee under the Guarantee for the benefit of holders of
             Preferred Securities of CSC Capital III.

    25.11  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation
             Preferred Securities Guarantee Trustee under the Guarantee for the benefit of holders of Preferred Securities of CSC Capital I.

    25.12  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation
             Preferred Securities Guarantee Trustee under the Guarantee for the benefit of holders of Preferred Securities of CSC Capital II.

    25.13  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation
             Preferred Securities Guarantee Trustee under the Guarantee for the benefit of holders of Preferred Securities of CSC Capital III.


------------------------


*   To be filed as an exhibit to a Current Report on Form 8-K.



**  Previously filed.


ITEM 17. UNDERTAKINGS.

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the

    Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Oyster Bay and the State of New York, on the 5th day of April, 1999.


                                CABLEVISION SYSTEMS CORPORATION

                                By:  /s/ WILLIAM J. BELL
                                     -----------------------------------------
                                     Name: William J. Bell
                                     Title: Vice Chairman

                                CSC HOLDINGS, INC.

                                By:  /s/ WILLIAM J. BELL
                                     -----------------------------------------
                                     Name: William J. Bell
                                     Title:  Vice Chairman

                                CSC CAPITAL I

                                By: CSC Holdings, Inc., as Depositor

                                By:  /s/ WILLIAM J. BELL
                                     -----------------------------------------
                                     Name: William J. Bell
                                     Title: Vice Chairman

                                CSC CAPITAL II

                                By: CSC Holdings, Inc., as Depositor

                                By:  /s/ WILLIAM J. BELL
                                     -----------------------------------------
                                     Name: William J. Bell
                                     Title: Vice Chairman

                                CSC CAPITAL III

                                By: CSC Holdings, Inc., as Depositor

                                By:  /s/ WILLIAM J. BELL
                                     -----------------------------------------
                                     Name: William J. Bell
                                     Title: Vice Chairman

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated and on April 5, 1999.


                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------


                                                        President, Chief Executive Officer and Director of
                          *                               Cablevision Systems Corporation and CSC Holdings, Inc.
     -------------------------------------------          (Principal Executive Officer of Cablevision Systems
                    James L. Dolan                        Corporation and CSC Holdings, Inc.)

                                                        Vice Chairman and Director of Cablevision Systems
                 /s/ WILLIAM J. BELL                      Corporation and CSC Holdings, Inc. (Principal Financial
     -------------------------------------------          Officer of Cablevision Systems Corporation and CSC
                   William J. Bell                        Holdings, Inc.)

                                                        Executive Vice President, Financial Planning and
                          *                               Controller of Cablevision Systems Corporation and CSC
     -------------------------------------------          Holdings, Inc. (Principal Accounting Officer of
                 Andrew B. Rosengard                      Cablevision Systems Corporation and CSC Holdings, Inc.)

                          *
     -------------------------------------------        Chairman of the Board of Directors of Cablevision Systems
                   Charles F. Dolan                       Corporation and CSC Holdings, Inc.

     -------------------------------------------        Vice Chairman and Director of Cablevision Systems
                  Marc A. Lustgarten                      Corporation and CSC Holdings, Inc.

                          *                             Executive Vice President, General Counsel, Secretary and
     -------------------------------------------          Director of Cablevision Systems Corporation and CSC
                   Robert S. Lemle                        Holdings, Inc.

     -------------------------------------------        Senior Vice President and Director of Cablevision Systems
                   Sheila A. Mahony                       Corporation and CSC Holdings, Inc.

                                                        Senior Vice President, Chief Information Officer and
     -------------------------------------------          Director of Cablevision Systems Corporation and CSC
                   Thomas C. Dolan                        Holdings, Inc.

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                      John Tatta                          Holdings, Inc.

     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                   Patrick F. Dolan                       Holdings, Inc.

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                  Charles D. Ferris                       Holdings, Inc.

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                  Richard H. Hochman                      Holdings, Inc.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                   Victor Oristano                        Holdings, Inc.

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                     Vincent Tese                         Holdings, Inc.

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                    John C. Malone                        Holdings, Inc.

                          *
     -------------------------------------------        Director of Cablevision Systems Corporation and CSC
                 Leo J. Hindery, Jr.                      Holdings, Inc.


*By:     /s/ WILLIAM J. BELL
      -------------------------
           William J. Bell
        (as Attorney-in-Fact)

                                 EXHIBIT INDEX


EXHIBITS                                                                                                      PAGE
---------                                                                                                   ---------

     *1.1  --Form of Underwriting Agreement for Debt Securities.

     *1.2  --Form of Underwriting Agreement for Preferred Stock.

     *1.3  --Form of Underwriting Agreement for Preferred Securities.

      4.1  --Certificate of Incorporation of Cablevision Systems Corporation (incorporated by reference to
             Exhibit 3.1 to the Registration Statement on Form S-4 filed by Cablevision Systems
             Corporation on January 20, 1998, File No. 333-44547 (the "Form S-4").

      4.2  --Certificate of Incorporation of CSC Holdings, Inc. (incorporated by reference to Exhibits
             3.1A(i) and 3.1A(ii) to CSC Holdings' Annual Report on Form 10-K for the year ended December
             31, 1989).

     4.2A  --Certificate of Designations for the Series H Redeemable Exchangeable Preferred Stock of CSC
             Holdings, Inc. (incorporated by reference to Exhibit 4.1C to CSC Holdings' Registration
             Statement on Form S-4, File No. 33-63691).

     4.2B  --Certificate of Designations for the Series I Cumulative Convertible Exchangeable Preferred
             Stock of CSC Holdings, Inc. (incorporated by reference to Exhibit 99.3 to CSC Holdings'
             Current Report on Form 8-K filed November 7, 1995).

     4.2C  --Certificate of Designations for the Series M Redeemable Exchangeable Preferred Stock of CSC
             Holdings, Inc. (incorporated by reference to Exhibit 4.1F to CSC Holdings' Registration
             Statement on Form S-4, File No. 333-02527).

      4.3  --By-laws of Cablevision Systems Corporation (incorporated by reference to Exhibit 3.2 to the
             Form S-4).

      4.4  --By-laws of CSC Holdings, Inc. (incorporated by reference to Exhibit 3.20 to CSC Holdings'
             Registration Statement on Form S-4, File No. 33-62717).

      4.5  --Senior Indenture (incorporated by reference to Exhibit 4.1 to CSC Holdings' Registration
             Statement on Form S-3, File No. 333-57407).

      4.6  --Subordinated Indenture (incorporated by reference to Exhibit 4.2 to CSC Holdings'
             Registration Statement on Form S-3, File No. 333-57407).

      4.7  --Form of Junior Subordinated Indenture.

      4.8  --Form of Debt Security (included in the Senior Indenture, the Subordinated Indenture and the
             Junior Subordinated Indenture).

     *4.9  --Form of Certificate of Designations.

    *4.10  --Form of Depositary Agreement.

    *4.11  --Form of Depositary Receipt.

   **4.12  --Certificate of Trust of CSC Capital I.

   **4.13  --Certificate of Trust of CSC Capital II.

   **4.14  --Certificate of Trust of CSC Capital III.

     4.15  --Declaration of Trust of CSC Capital I.

     4.16  --Declaration of Trust of CSC Capital II.

     4.17  --Declaration of Trust of CSC Capital III.

     4.18  --Form of Amended and Restated Declaration of Trust for each of CSC Capital I, II and III.

     4.19  --Form of Preferred Security (included in the Form of Amended and Restated Declaration of Trust
             for each of CSC Capital I, II and III).

     4.20  --Form of Preferred Securities Guarantee.

EXHIBITS                                                                                                      PAGE
---------                                                                                                   ---------
     4.21  --Form of Agreement as to Expenses and Liabilities.

      5.1  --Opinion of Sullivan & Cromwell.

      5.2  --Opinion of Morris, Nichols, Arsht & Tunnel.

      8.1  --Opinion of Sullivan & Cromwell as to tax matters.

     12.1  --Computation of Ratio of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock
             Dividends.

     23.1  --Consents of Sullivan & Cromwell (included in Exhibit 5.1 and Exhibit 8.1).

     23.2  --Consent of Morris, Nichols, Arsht & Tunnel (included in Exhibit 5.2).

     23.3  --Consent of KPMG LLP.

   **24.1  --Powers of Attorney.

     25.1  --Form of T-1 Statement of Eligibility of the Senior Indenture Trustee.

     25.2  --Form of T-1 Statement of Eligibility of the Subordinated Indenture Trustee.

     25.3  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Junior Subordinated Indenture
             Trustee.

     25.4  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation Junior
             Subordinated Indenture Trustee.

     25.5  --Form of T-1 Statement of Eligibility of the Property Trustee for the Amended and Restated
             Trust Agreement of CSC Capital I.

     25.6  --Form of T-1 Statement of Eligibility of the Property Trustee for the Amended and Restated
             Trust Agreement of CSC Capital II.

     25.7  --Form of T-1 Statement of Eligibility of the Property Trustee for the Amended and Restated
             Trust Agreement of CSC Capital III.

     25.8  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Preferred Securities Guarantee
             Trustee under the Guarantee for the benefit of holders of Preferred Securities of CSC Capital
             I.

     25.9  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Preferred Securities Guarantee
             Trustee under the Guarantee for the benefit of holders of Preferred Securities of CSC Capital
             II.

    25.10  --Form of T-1 Statement of Eligibility of the CSC Holdings, Inc. Preferred Securities Guarantee
             Trustee under the Guarantee for the benefit of holders of Preferred Securities of CSC Capital
             III.

    25.11  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation Preferred
             Securities Guarantee Trustee under the Guarantee for the benefit of holders of Preferred
             Securities of CSC Capital I.

    25.12  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation Preferred
             Securities Guarantee Trustee under the Guarantee for the benefit of holders of Preferred
             Securities of CSC Capital II.

    25.13  --Form of T-1 Statement of Eligibility of the Cablevision Systems Corporation Preferred
             Securities Guarantee Trustee under the Guarantee for the benefit of holders of Preferred
             Securities of CSC Capital III.


------------------------

*  To be filed as an exhibit to a Current Report on Form 8-K.


** Previously filed.